                                                                    EXHIBIT 10.2


                           News America Incorporated
                          1211 Avenue of the Americas
                           New York, New York 10036



                                                            June 10, 1998

United Video Satellite Group, Inc.
7140 S. Lewis Avenue
Tulsa, Oklahoma 74136-5422

Attention:     Peter C. Boylan III
               President and Chief Operating Officer

Gentlemen:

     This letter agreement (the "Agreement", which term includes the Annexes and Schedules hereto) confirms the terms and conditions upon which News America Incorporated ("NAI"), a subsidiary of The News Corporation Limited ("News Corp."), will (A) sell to United Video Satellite Group, Inc. ("UVSG" or "United Video"), a subsidiary of Tele-Communications Inc. ("TCI"), (i) all of the outstanding stock of News America Publications Inc. ("Publications") (which owns and publishes TV Guide and to which, prior to the closing hereunder (the "Closing"), NAI will cause the transfer, as a contribution to capital, of the assets of NAI's entertainment web site known as TVGEN (which includes an electronic program guide) together with rights to such intellectual property owned by NAI or any of its controlled affiliates as is used in the conduct of the TVGEN business (such assets and rights, "TVGEN")) and (ii) all of the outstanding stock of TVSM, Inc. ("TVSM" and, together with Publications, the "NAI Contributed Entities") (which owns and publishes print cable television programming guides and which NAI expects to acquire shortly) and (B) assign to UVSG any unexpired rights NAI or any of its affiliates may have (e.g., indemnification, post-closing tax covenants, access rights, further assurances, etc.) under agreements pursuant to which it acquired or (in the case of TVSM) expects to acquire any NAI Contributed Entity or any material portion of any NAI Contributed Entity's business or assets (collectively, the "Transaction"), all upon the terms and subject to the conditions set forth herein and in the Annexes hereto and such additional terms and conditions as may be agreed upon by the parties hereto. Provided that the effect thereof would not be adverse to TCI or UVSG in any material respect (determined without regard to any other materiality provision hereof), NAI may transfer the NAI Contributed Entities to a direct or indirect subsidiary of News Corp. incorporated in the United States prior to the Closing. In the event of such transfer, such entity shall make the same representations, warranties and covenants to TCI and UVSG as made by NAI in this Agreement (modified as appropriate to reference such entity) and notwithstanding such transfer, NAI shall remain bound hereby for all purposes, including indemnification. Unless the context indicates otherwise, the terms "Publications", "TVSM", "NAI Contributed Entities" and "NAI Contributed Entity" as used herein include the subsidiaries and, where applicable, controlled affiliates of Publications, TVSM, and the applicable NAI Contributed Entity, respectively, and the terms "TCI", "News Corp.", "NAI" and "UVSG" include their

United Video Satellite Group Inc.
June 10, 1998


respective subsidiaries and, where applicable, controlled affiliates. Further, the term "Publications" as used herein, unless the context otherwise requires, includes TVGEN as if the contribution of TVGEN to its capital had been consummated prior to the date hereof. As used herein, a "controlled affiliate" of a person is any other person that the first person directly or indirectly controls and the term "control" means the ability to direct or cause the direction (whether through the ownership of voting securities, by contract or otherwise) of the management and policies of such person or to control (whether affirmatively or negatively and whether through the ownership of voting securities, by contract or otherwise) the decision of such person to engage in the particular conduct at issue.

     1. Definitive Agreements. As soon as practicable after the date hereof, our respective legal counsel will prepare and negotiate definitive agreements with respect to the Transaction containing the principal terms and conditions set forth herein as well as such additional terms and conditions as may be customary or appropriate under the circumstances (the "Definitive Agreements"). The parties hereto will cooperate with each other to the fullest extent reasonably practicable in the preparation of the Definitive Agreements and all related documents, in the obtaining of all necessary consents and in complying with all regulatory requirements. Although the parties intend to diligently negotiate and promptly enter into the Definitive Agreements, the parties acknowledge and agree that this Agreement is a binding agreement, subject in any event to the terms and conditions hereof.

     2. Investigation; Confidentiality. The parties hereto will permit each other and their financial advisors and accounting and legal representatives to conduct an investigation and evaluation of the businesses included in the Transaction, will provide such assistance as is reasonably requested and will give access at reasonable times to information related to the assets and operations of the businesses included in the Transaction. As promptly as practicable after the execution of this Agreement, NAI shall deliver to UVSG audited consolidated financial statements of each of Publications and TVSM as of the end of the most recently completed fiscal year of each such entity and the end of the preceding fiscal year and for each of the years in the three-year period ended as of the end of the most recently completed fiscal year of each such entity in the form required to be included by UVSG in the proxy statement for its stockholders meeting to approve the Transaction in accordance with federal securities laws and regulations (the "Audited NAI Contributed Entity Financial Statements").

     Except to the extent that information provided is in the public domain or is or becomes readily ascertainable from public sources, such information shall be kept in strict confidence. If this Agreement is terminated for any reason, such information and all such documentation with respect thereto and all copies thereof shall be destroyed or returned and all notes, memoranda or other similar documents shall be destroyed or returned.

     3. Conduct of Business. During the period from the date hereof to the Closing or the earlier termination of this Agreement, except as set forth on
Schedule 1 hereto, NAI shall cause the NAI Contributed Entities (including TVSM and its subsidiaries only following the date of the acquisition thereof by NAI) to, and UVSG will (a) carry on their respective businesses in accordance

United Video Satellite Group Inc.
June 10, 1998


with past custom and practice, (b) not enter into any contract, agreement or transaction other than in the ordinary course of business and in accordance with past custom and practice and (c) not remove any of their assets by way of dividend, distribution, withdrawal or any other means without prior written consent of the other party. Nothing contained in the foregoing shall preclude UVSG or the NAI Contributed Entities from disposing of immaterial assets in the ordinary course of business consistent with past practice in transactions with nonaffiliates.

     4. Closing Conditions. The obligations of the parties to consummate the Transaction will be subject to the fulfillment at or prior to the Closing of the conditions set forth in this Agreement, including Annex A hereto (the "Term Sheet") and such other customary conditions as the parties may agree.

     5. Tax Treatment. The parties intend that the Transaction and the transaction between UVSG and Liberty Media Corporation ("Liberty"), a subsidiary of TCI, described in paragraph A6 of Schedule 1 (the "Netlink Transaction") will be treated in the manner set forth in Section 8 of the Covenants set forth in Item D of Annex A.

     6. Public Disclosure. Except as required by law or regulation or the requirements of the NASD or the New York Stock Exchange, no public disclosure or publicity concerning the subject matter hereof or the Transaction will be made without the approval of each of the parties hereto. The parties hereto will cooperate to prepare a joint press release to be issued promptly following the execution and delivery of this Agreement.

     7. Expenses. Each party hereto shall pay its own expenses (including fees and expenses of legal counsel, investment bankers, brokers or other representatives or consultants) in connection with the Transaction (whether or not consummated).

     8. Termination. If the Transaction has not been consummated by March 31, 1999, either party may terminate this Agreement, provided that the failure of the Transaction to be consummated is not due to any breach of this Agreement by the terminating party.

     9. Representations and Warranties. Each party hereto hereby represents and warrants to the other that, subject to obtaining the consents and approvals and complying with the governmental and regulatory requirements referred to in the Annexes and Disclosure Schedules to this Agreement, (i) it is duly organized, validly existing and in good standing under the jurisdiction in which it was formed, (ii) it has the full right, power and authority to execute this Agreement and to consummate the Transaction, (iii) the execution, delivery and performance hereof will not conflict with nor result in any breach of provisions of, or constitute a default under, any charter or bylaw or any material agreement or other instrument to which it is a party or by which it is bound, and (iv) this Agreement is a valid and binding obligation of such party, enforceable in accordance with its terms, subject only to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally, and (b) the availability of injunctive relief and other equitable remedies. NAI further represents and warrants to UVSG that it has no plan or

United Video Satellite Group Inc.
June 10, 1998


intention to sell, exchange or otherwise dispose of any of the UVSG Shares received in the Transaction. TCI represents and warrants to NAI that it has no plan or intention to sell, exchange or otherwise dispose of any of its shares of UVSG. Each party hereto also hereby makes the representations and warranties to the other set forth in Annex B (in the case of NAI) and Annex C (in the case of UVSG) and agrees to comply with the covenants set forth in Annex A hereto and Annex D hereto (Tax Covenants) unless and until this Agreement is terminated in accordance with its terms. UVSG acknowledges that NAI does not at the date hereof own any interest in TVSM.

     10. Investments. Until the Closing (when the Stockholders Agreement described in Annex A will become effective) or the earlier termination of this Agreement, UVSG (in the case of TCI) and the NAI Contributed Entities (in the case of News Corp.) will be the exclusive vehicles through which TCI and News Corp. directly or indirectly through their subsidiaries or controlled affiliates conduct guide businesses (print, electronic or otherwise), whether within or outside the United States, other than the provision by News Digital Systems plc and its subsidiaries of technology relating to electronic program guides solely in conjunction with the development and sale of encryption and conditional access services for television and data broadcasting (the "NDS Business"). Except (a) as contemplated by Schedule 1, (b) for the acquisition of TVSM by NAI
(c) for additional investments by UVSG in the existing businesses of entities currently controlled by UVSG, and by NAI in the NAI Contributed Entities and (d) for the NDS Business, neither of TCI or News Corp. shall, directly or indirectly through subsidiaries or controlled affiliates, invest in or acquire any guide business prior to the Closing of the Transaction or the earlier termination of this Agreement.

     11. Further Assurances. Each party hereto shall negotiate, execute and deliver all reasonably required documents and do all other acts which may be reasonably requested by the other party hereto to implement and carry out the terms and conditions of the Transaction. Each party shall use its commercially reasonably efforts not to take any action or fail to take any action which would reasonably be expected to frustrate the intent and purposes of this Agreement.

     12. Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally, telecopied (if receipt of which is confirmed by the person to whom sent) or mailed by registered or certified mail (if return receipt is requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice) (notice shall be deemed given upon receipt, if delivered personally or by telecopy, or on the third business day following mailing, if mailed):

          (a)  If to UVSG, to:

               United Video Satellite Group, Inc.
               7140 S. Lewis Avenue
               Tulsa, Oklahoma 74136-5422
               Attention: President
               (with a copy similarly addressed to the Legal Department)

United Video Satellite Group Inc.
June 10, 1998


               Telephone: (918) 488-4993
               Telecopier: (918) 488-4928

               with copies to:

               Baker & Botts, L.L.P.
               599 Lexington Avenue
               New York, New York 10022
               Attention: Elizabeth M. Markowski
               Telephone:  (212) 705-5000
               Telecopier: (212) 705-5125

               and to:

               Tele-Communications, Inc.
               5619 DTC Parkway
               Englewood, Colorado 80111
               Attention:  Stephen Brett
                           General Counsel
               Telephone:  (303) 267-4800
               Telecopier: (303) 488-3245

          (b)  If to NAI, to:

               News America Incorporated
               1211 Avenue of the Americas
               New York, New York 10036
               Attention:  Arthur M. Siskind
                           Senior Executive Vice President
                           and Group General Counsel of
                           The News Corporation Limited
               Telephone:  (212) 852-7007
               Telecopier: (212) 768-2029

               with a copy to:

               Squadron, Ellenoff, Plesent & Sheinfeld, LLP
               551 Fifth Avenue
               New York, New York 10176
               Attention:  Jeffrey W. Rubin
               Telephone:  (212) 476-8224
               Telecopier: (212) 697-6686

United Video Satellite Group Inc.
June 10, 1998


     13. Governing Law. This Agreement shall be governed by the laws of the State of New York applied to contracts made and wholly performed in such State.

     If the foregoing accurately reflects our agreement, please sign the enclosed duplicate of this Agreement in the space provided below and return the same to the undersigned.

                                   Very truly yours,

                                   NEWS AMERICA INCORPORATED

                                       /s/ Arthur M. Siskind
                                   By:_________________________________
                                        Name:  Arthur M. Siskind
                                        Title: Senior Executive
                                               Vice President
                                               and General Counsel
Accepted and Agreed:

UNITED VIDEO SATELLITE GROUP INC.

     /s/ Peter C. Boylan
By:_________________________________
     Name:  Peter C. Boylan
     Title: President and COO

Accepted and Agreed (solely relating to the investments covenant contained in Section 10 hereof;
the covenants set forth in Annex A hereto to the extent applicable to TCI or News Corp., respectively;
the entry into the Stockholders' Agreement and the nego-tiation of the Ancillary Agreements referred to in Annex A hereto):

TELE-COMMUNICATIONS, INC.

    /S/ Gary S. Howard
By:_________________________________
     Name:  Gary S. Howard
     Title: Executive Vice President

THE NEWS CORPORATION LIMITED

    /s/ Arthur M. Siskind
By:_________________________________
     Name:  Arthur M. Siskind
     Title: Senior Executive Vice President
            and Group General Counsel

                             ANNEX A - TERM SHEET
                             --------------------

A.  Transaction                         Combine the businesses of TV Guide,
                                        TVSM, TVGEN and UVSG, with UVSG as
                                        the surviving public company.  The
                                        parties intend that the Transaction
                                        and the Netlink Transaction be
                                        treated in the manner set forth in
                                        Section 8 of the Covenants set forth
                                        in Item D below.

B. Structure                            UVSG acquires 100% of the shares of
                                        Publications, the assets of TVGEN
                                        (which will have been transferred to
                                        Publications prior to the Closing)
                                        and 100% of the shares of TVSM from
                                        NAI for $800,000,000 in cash (payable
                                        by wire transfer of same day funds)
                                        and 30,000,000 shares of UVSG common
                                        stock (the "UVSG Shares"), upon the
                                        terms and subject to the conditions
                                        set forth in this Agreement and such
                                        additional terms and conditions as
                                        may be agreed upon by the parties
                                        hereto.  In the event of any
                                        reduction in the aggregate price
                                        payable by NAI to acquire TVSM, there
                                        shall be a corresponding reduction in
                                        the cash portion of the purchase
                                        price payable by UVSG in the
                                        Transaction.  When the shares of the
                                        NAI Contributed Entities are
                                        delivered to UVSG, the NAI
                                        Contributed Entities shall have no
                                        indebtedness for borrowed money, no
                                        outstanding debt securities or
                                        obligation to issue debt securities
                                        and no liability or obligation (as
                                        guarantor or otherwise) with respect
                                        to the indebtedness of others (other
                                        than any other NAI Contributed Entity
                                        and other than the Limited Recourse
                                        Guaranty from Publications to
                                        Provident Bank referred to on
                                        Schedule 15 of the NAI Disclosure
                                        Schedule) and shall have aggregate
                                        positive working capital (before
                                        deduction of net deferred
                                        subscription income but after giving
                                        effect to the cash distributions
                                        referred to below) of not less than
                                        $45,000,000 (or $48,000,000 in the
                                        event NAI has acquired TVSM prior to
                                        the Closing hereunder).  On or prior
                                        to the Closing, any intercompany
                                        amount owed by Publications or any
                                        other NAI Contributed Entity (other
                                        than to another NAI Contributed
                                        Entity) (net of amounts due to any
                                        NAI Contributed Entity by NAI or any
                                        affiliate of NAI which is not an NAI
                                        Contributed Entity) shall be
                                        contributed to the capital of the
                                        applicable NAI Contributed Entity
                                        and/or canceled.  Subject to
                                        compliance with the
                                        foregoing, Publications may from time to time prior to or at the Closing distribute (by dividend or otherwise) all cash (other than cash necessary to cover outstanding checks at the date on which the Closing occurs (such date, the "Closing Date")) of the NAI Contributed
                                        Entities. Following its acquisition of
                                        TVSM and prior to the Closing, NAI will
                                        contribute to TVSM any funds deposited
                                        in escrow pursuant to the TVSM Merger
                                        Agreement (as hereinafter defined) that
                                        are released to NAI or any of its
                                        affiliates prior to the Closing and
                                        immediately prior to the Closing will
                                        assign to TVSM all of its and its
                                        affiliates' rights to any balance of
                                        such escrowed funds.

C. Resulting Capital Structure          1. Existing UVSG        11,732,946
                                        Public Shareholders     Class A Common
                                        (including issued and   (15.6% of
                                        pending options)        total equity)

                                        2. TCI                  14,518,760
                                                                Class A Common

                                                                /2/18,748,294
                                                                Class B Common

                                                                (44.4% of total
                                                                equity)

                                        3. News Corp            11,251,706
                                                                Class A Common


                                                                18,748,294
                                                                Class B Common
                                                                (40.0% of total
                                                                equity)
                                                                ________________
                                        Total:                  75,000,000
                                                                shares
                                                                (including
                                                                issued and
                                                                pending options)


                                        TCI or News Corp. (directly or through
                                        their respective subsidiaries), as the
                                        case may be, shall acquire, either
                                        through open market purchases or
                                        purchases of newly issued shares of UVSG
                                        (which UVSG hereby agrees to sell at the same price per share as the price upon which the consideration for the NAI Contributed Entities is based at any time prior to the 90th day following the Closing and thereafter at the current market price (based on the average of the closing prices on the ten consecutive trading days ending on the trading date immediately prior to the date of the issuance and sale of such shares)), such additional shares of Class A Common Stock as shall be necessary to equalize the number of shares held by each of them if UVSG and Liberty, in their discretion, abandon the Netlink Transaction or the transaction described in paragraph A7 of
                                        Schedule 1 has not been consummated
                                        prior to the Closing and is thereafter
                                        abandoned or if as a result of any other circumstances the shares of Class A Common Stock held by them are not equal as of the later of (i) the 90th day following the Closing and (ii) if as of such 90th day the transaction described in paragraph A7 of Schedule 1 is pending but not yet closed, the date such transaction is consummated or earlier abandoned. All references in this Agreement to any number of UVSG shares shall be appropriately adjusted in the event of stock splits, stock dividends, combinations, any recapitalization, reclassification or similar transaction involving UVSG.

D.  Principal Terms Relating to the
    Stock Purchase


    Representations and  Warranties     NAI hereby makes the representations
    of NAI:                             and warranties set forth in Annex B,
                                        and shall make such other customary
                                        representations and warranties in the
                                        Definitive Agreements as NAI and UVSG
                                        may agree.

    Representations and Warranties of   UVSG hereby makes the representations
    UVSG:                               and warranties set forth in Annex C,
                                        and shall make such other customary
                                        representations and warranties in the
                                        Definitive Agreements as NAI and UVSG
                                        may agree.

    Tax Matters:                        The parties hereby make the covenants
                                        and indemnification undertakings set
                                        forth in Annex D, and will make such
                                        other customary covenants as they may
                                        agree.

    Covenants:                          In addition to the covenants set forth
                                        elsewhere in this Agreement (including,
                                        without limitation, the covenants set
                                        forth in Section B of this Annex A), the parties will make certain covenants customarily provided for in similar transactions as they may agree, including, without limitation, the following (which the parties hereby make):
                                        1. Except as set forth in Schedule 1
                                           hereto, the businesses of UVSG,
                                           Publications, TVGEN and, subsequent
                                           to its purchase by NAI, TVSM, will be
                                           operated in the ordinary course of
                                           business consistent with past
                                           practice prior to Closing;
                                        2. UVSG will enter into a registration
                                           rights agreement with NAI and TCI
                                           providing for NAI and TCI to have
                                           certain demand registration rights
                                           (subject to customary holdbacks,
                                           blackout periods and indemnification
                                           provisions) with respect to shares of
                                           Class A Common Stock (subject to
                                           first offer and first refusal rights
                                           and mandatory conversion described
                                           herein with respect to shares of
                                           Common Stock proposed to be sold); in
                                           addition, UVSG will agree to apply to
                                           list such shares on UVSG's principal
                                           trading markets, and will use
                                           commercially reasonable efforts to
                                           cause any such registration statement
                                           and listing applications to become
                                           effective as promptly as practicable
                                           following NAI's or TCI's instructions
                                           so to do;
                                        3. UVSG, TCI, News Corp. and NAI, as
                                           applicable, shall use all reasonable
                                           efforts to obtain consents, approvals
                                           and to satisfy all conditions
                                           required to close the Transaction;
                                           provided, however, that a party shall
                                           not be obligated to take any action
                                           pursuant to the foregoing if the
                                           taking of such action or the
                                           obtaining of any consent or approval
                                           is reasonably likely to be materially
                                           burdensome to such party and its
                                           subsidiaries taken as a whole or to
                                           impact in a materially adverse manner
                                           the economic or business benefit of
                                           the transactions contemplated by this
                                           Agreement;
                                        4. TCI, News Corp. and NAI shall provide
                                           UVSG with all information required of
                                           it for the preparation of the proxy
                                           statement in connection with the UVSG
                                           stockholders meeting at which the
                                           Transaction will be submitted for
                                           approval (the "Stockholders
                                           Meeting");
                                        5. Except as herein provided, News Corp.
                                           will not negotiate to sell, sell or
                                           solicit or entertain any
                                            offers to purchase the NAI
                                            Contributed Entities or their
                                            respective businesses;
                                        6.  TCI shall vote all of its UVSG
                                            shares in favor of the Transaction
                                            and any other matters required to
                                            effect the transactions contemplated
                                            hereby at the Stockholders Meeting
                                            or otherwise;
                                        7.  No 338(h)(10) election under the
                                            Internal Revenue Code of 1986 as
                                            amended (the "Code") shall be made
                                            with respect to the Transaction;
                                        8.  Unless UVSG and Liberty in their
                                            discretion have abandoned the
                                            Netlink Transaction, each of the
                                            parties agrees that (except as
                                            otherwise required by law) (i) it
                                            shall use all reasonable efforts to
                                            cause the Transaction and the
                                            Netlink Transaction to constitute a
                                            tax-free exchange under Section 351
                                            of the Code and to cause all
                                            transfers and exchanges pursuant to
                                            such transactions to occur on the
                                            same date, (ii) it will not take any
                                            action, and will not permit any of
                                            its subsidiaries or affiliates to
                                            take any action, that such party
                                            knows would cause the Transaction or
                                            Netlink Transaction not to qualify
                                            as a tax-free exchange pursuant to
                                            Section 351 of the Code and (iii) it
                                            will report the Transaction on all
                                            tax returns and other tax filings as
                                            a tax-free exchange under Section
                                            351 of the Code; provided, however,
                                            that if all conditions to Closing
                                            other than the ability to close the
                                            Netlink Transaction have been or can
                                            be satisfied on or before November
                                            1, 1998, the Closing hereunder shall
                                            occur on November 2, 1998;
                                        9.  Following the Closing, UVSG will
                                            have the right to continue to use
                                            News Corp. services with respect to
                                            the NAI Contributed Entities and
                                            their respective businesses,
                                            including bulk paper procurement and
                                            the benefits of NAI's existing
                                            Software License and Services
                                            Agreement with Oracle Corporation
                                            (to the extent permitted
                                            thereunder), consistent with past
                                            practice but in any event on terms
                                            no less favorable to UVSG than MFN
                                            terms; provided that its right to
                                            use services (other than bulk paper
                                            procurement) that require the
                                            involvement of executives of News

                                            Corp. will be subject to agreement
                                            upon an appropriate payment
                                            structure based upon allocation of
                                            costs (including services of senior
                                            management);
                                        10. Publications and, after the
                                            acquisition of TVSM, TVSM shall
                                            conduct their subscriber acquisition
                                            and renewal promotional activities
                                            in the ordinary course of business
                                            (according, in the case of
                                            Publications, to the fiscal 1999
                                            budget) and shall not accelerate or
                                            increase subscriber promotional
                                            activities for the purpose of
                                            maximizing the cash balances of the
                                            NAI Contributed Entities in
                                            contemplation of the Closing;
                                        11. Except as provided in Schedule 1,
                                            prior to the Closing or the earlier
                                            termination of the Agreement, UVSG
                                            shall not, without the prior written
                                            consent of NAI which shall not be
                                            unreasonably withheld, effect or
                                            authorize any stock split, stock
                                            dividend, combination,
                                            recapitalization, reclassification
                                            or similar transaction involving
                                            UVSG;
                                        12. NAI shall furnish UVSG with a copy
                                            of the final Merger Agreement
                                            between NAI and TVSM pursuant which
                                            NAI shall acquire TVSM, together
                                            with the schedules and exhibits
                                            thereto (such Merger Agreement, in
                                            the form executed by the parties
                                            thereto, and as may be amended,
                                            together with the schedules and
                                            exhibits thereto, the "TVSM Merger
                                            Agreement") and copies of any
                                            amendments thereof, and notice of
                                            any material waivers thereunder; and
                                        13. On the Closing Date or as soon
                                            thereafter as may be practicable,
                                            News Corp. shall cause all license
                                            agreements granting News Corp. or
                                            its controlled affiliates the right
                                            to use the "TV Guide" trade name or
                                            trademark (other than those
                                            agreements set forth in Items 2, 3,
                                            7, 8 and 12 of Schedule 19 of the
                                            NAI Disclosure Schedule) to be
                                            terminated without liability to UVSG
                                            or its controlled affiliates. The
                                            use of marks pursuant to Items 2, 3,
                                            7 and 8 shall be on arms' length
                                            terms to be negotiated by NAI and
                                            UVSG.

ERISA Covenants                         1.  Prior to or as of the Closing Date,
---------------                             NAI shall cause the News America
                                            Publishing Incorporated Employees
                                            Pension and Retirement Plan (the
                                            "Retirement Plan") and Supplemental
                                            Executive Retirement Plan to cease
                                            accruing benefits with respect to
                                            employees of the NAI Contributed
                                            Entities and Publications shall
                                            cease to be a participating employer
                                            under such plans;
                                        2.  Prior to the Closing Date,
                                            Publications will cause NAI to
                                            become the plan sponsor of the News
                                            America Savings Plan (the "Savings
                                            Plan"). On the Closing Date or as
                                            soon as practicable thereafter, NAI
                                            shall cause the Trustee of the
                                            Savings Plan to segregate, in
                                            accordance with the spin-off
                                            provisions set forth under Section
                                            414(l) of the Code, the assets
                                            allocable to accrued benefits of
                                            present and former employees of
                                            Publications, and shall make any and
                                            all filings and submissions to the
                                            appropriate governmental agencies
                                            arising in connection with such
                                            segregation of assets and all
                                            necessary amendments to the Savings
                                            Plan and related trust agreement to
                                            provide for the segregation of the
                                            assets and transfer of such assets
                                            to a newly created plan containing
                                            substantially identical provisions.
                                            The plan sponsor of the newly
                                            created plan will be Publications
                                            and the plan sponsor of the Savings
                                            Plan will be a non-NAI Contributed
                                            Entity;
                                        3.  On or before the Closing Date, NAI
                                            will cause the welfare plans (as
                                            such term is defined in Section 3(1)
                                            of ERISA) of Publications to be
                                            amended, to provide benefits solely
                                            to employees of Publications or,
                                            alternatively, to establish welfare
                                            plans which are substantially
                                            similar to existing welfare plans
                                            for the benefit of employees of
                                            Publications which provide benefits
                                            solely to employees of Publications.
                                            Alternatively, if so elected by
                                            UVSG, which election UVSG may make
                                            in its sole discretion with respect
                                            to any such welfare plan, UVSG may
                                            cause NAI to amend such welfare
                                            plans to
                                            no longer provide benefits to
                                            employees of Publications as of the
                                            Closing Date;
                                        4.  At no cost to the NAI Contributed
                                            Entities, NAI or the applicable
                                            affiliate thereof shall cause all
                                            stock options held by employees of
                                            Publications if not theretofore
                                            exercised to remain outstanding for
                                            their full original terms subject to
                                            compliance with the conditions
                                            thereof, such as continued
                                            employment by Publications; and
                                        5.  NAI shall be solely responsible for
                                            and shall indemnify, defend and hold
                                            UVSG and the NAI Contributed
                                            Entities harmless from and against
                                            (i) any liability to employees or
                                            former employees or independent
                                            contractors of NAI or any of its
                                            affiliates other than any NAI
                                            Contributed Entity, (ii) any
                                            liability to any employee or former
                                            employee or independent contractor
                                            of any NAI Contributed Entity whose
                                            employment or services have been
                                            terminated at any time prior to or
                                            effective as of the Closing and
                                            (iii) any liability to any employee
                                            or former employee or independent
                                            contractor of any NAI Contributed
                                            Entity or NAI or its affiliates with
                                            respect to any welfare or pension
                                            plan benefit provided by welfare and
                                            pension plans sponsored by any of
                                            the NAI Contributed Entities, NAI or
                                            its affiliates attributable to
                                            periods prior to the Closing.

Conditions Precedent to the             The obligation of each party to effect
Obligations of the Parties to Close:    the Closing of the Transaction is
                                        conditioned upon:

                                        (i)  all necessary shareholder approvals
                                             (in the case of UVSG only) and all
                                             necessary consents to the
                                             Transaction having been obtained;
                                        (ii) the obtaining of all necessary
                                             governmental and third party
                                             consents and approvals including
                                             termination or expiration of all
                                             applicable waiting periods under
                                             the Hart-Scott-Rodino Antitrust
                                             Improvements Act of 1976, as
                                             amended and the rules and
                                             regulations thereunder (the "HSR
                                             Act") without any action taken by
                                             the Department of Justice or the
                                             Federal Trade Commission
                                               remaining unresolved, and any
                                               necessary NASDAQ approvals;
                                        (iii)  no provision of any applicable
                                               law or regulation and no
                                               judgment, injunction, order or
                                               decree prohibiting the
                                               consummation of the Transaction
                                               or imposing on any party as a
                                               result of the Transaction any
                                               obligation which is reasonably
                                               likely to be materially
                                               burdensome to such party and its
                                               subsidiaries taken as a whole or
                                               to impact in a materially adverse
                                               manner the economic or business
                                               benefit of the transactions
                                               contemplated by this Agreement;
                                        (iv)   the execution and delivery of all
                                               documents contemplated hereby by
                                               the other applicable parties,
                                               including the Stockholders
                                               Agreement referred to in
                                               paragraph (E) of Annex A;
                                        (v)    all components of the Transaction
                                               (and except as provided in
                                               Covenant 8 of paragraph (D) of
                                               Annex A, the Netlink Transaction
                                               (unless theretofore abandoned))
                                               being consummated substantially
                                               simultaneously, provided that if
                                               NAI's acquisition of TVSM has not
                                               been consummated prior to the
                                               time that the other conditions to
                                               closing have been satisfied, the
                                               cash portion of the purchase
                                               price will be reduced by the
                                               aggregate purchase price payable
                                               by NAI to acquire TVSM (including
                                               payments to employees), and the
                                               Transaction (other than UVSG's
                                               acquisition of TVSM) will be
                                               consummated, and if NAI's
                                               acquisition of TVSM is
                                               subsequently consummated, UVSG
                                               will then acquire TVSM for such
                                               purchase price in cash (but only
                                               if the acquisition by NAI is
                                               consummated within 360 days after
                                               the date hereof);
                                        (vi)   the respective representations
                                               and warranties of the other
                                               parties hereto set forth herein
                                               shall be true on and as of the
                                               date hereof and shall be true on
                                               and as of the Closing Date with
                                               the same effect as though such
                                               representations and warranties
                                               were made on and as of the
                                               Closing Date;

                                        (vii)   the other parties hereto shall
                                                have performed and complied in
                                                all material respects with all
                                                agreements and covenants
                                                contained in this Agreement that
                                                are required to be performed or
                                                complied with by them prior to
                                                or at the Closing;
                                        (viii)  such party shall have received a
                                                certificate dated the Closing
                                                Date and signed by the Chairman,
                                                President or a Vice-President of
                                                the other party, certifying that
                                                the conditions specified in (vi)
                                                and (vii) above have been
                                                fulfilled;
                                        (ix)    such party shall have received a
                                                legal opinion from outside
                                                counsel to the other party dated
                                                the Closing Date, in form and
                                                substance reasonably
                                                satisfactory to such party, with
                                                respect to the Transaction;
                                        (x)     such party shall have been
                                                furnished with certificates
                                                dated the Closing Date and
                                                signed by the Secretary or an
                                                Assistant Secretary of the other
                                                party setting forth (i) the
                                                names, signatures and positions
                                                of the officers of the other
                                                party who have executed this
                                                Agreement or any other document
                                                executed by the other party in
                                                connection with the Transaction,
                                                and (ii) a copy of the
                                                resolutions adopted by the Board
                                                of Directors and, to the extent
                                                applicable, the shareholders of
                                                the other party authorizing the
                                                execution, delivery and
                                                performance of this Agreement
                                                and the other documents executed
                                                in connection with the
                                                Transaction;
                                        (xi)    in the case of UVSG, NAI shall
                                                have delivered to UVSG duly
                                                executed resignations of such of
                                                the members of the Board of
                                                Directors of the NAI Contributed
                                                Entities as UVSG shall have
                                                requested;
                                        (xii)   neither the NAI Contributed
                                                Entities (in the case of UVSG)
                                                or UVSG (in the case of NAI), in
                                                each case taken as a whole, nor
                                                Publications (in the case of
                                                UVSG) shall have had any
                                                material adverse change to their
                                                businesses, assets, properties,
                                                operations or condition
                                                (financial or otherwise) since
                                                March 31, 1998; and
                                        (xiii)  four designees of NAI (who shall
                                                constitute 4 of the ten members
                                                of the Board following the
                                                Closing) shall become members of
                                                the Board of Directors of UVSG
                                                on the Closing Date immediately
                                                following the Closing. Two of
                                                the
                                           members of the Board immediately
                                           following the Closing shall be
                                           independent directors.

Survival of Representations and         The representations and warranties of
Warranties; Indemnification             the parties shall survive for a period
                                        ending 24 months following the Closing,
                                        except for (i) representations and
                                        warranties relating to the shares of
                                        Publications and TVSM and the UVSG
                                        Shares, which shall survive
                                        indefinitely, (ii) the tax
                                        representation with respect to the NAI
                                        Contributed Entities set forth in
                                        Section 13(h) of Annex B and the tax
                                        representations with respect to UVSG and its subsidiaries set forth in Section 12 of Annex C (other than Section 12(g) of
                                        Annex C) which will survive for the
                                        applicable statute of limitations period and (iii) the remaining tax representations with respect to the NAI
                                        Contributed Entities (other than Section
                                        13(g) of Annex B) which shall not
                                        survive the Closing. Covenants of the
                                        parties will survive the Closing in
                                        accordance with their terms and each
                                        party making a covenant will indemnify
                                        the other for losses resulting from a
                                        breach thereof. Such indemnification
                                        obligation will not be subject to any
                                        basket or deductible.

                                        Each party shall indemnify the other for losses resulting from breaches of its representations and warranties; provided that no indemnification shall be due and payable (a) with respect to any individual claim unless such claim equals or exceeds $100,000 and (b) unless the aggregate amount of such claims equal to or in excess of $100,000 exceeds a "basket" of $20 million (provided that if the aggregate amount of claims by the other party exceed such "basket" limitation such indemnification obligation shall apply with respect only to the amount of such excess). In determining whether the basket has been met (and only for such purpose), the representations and warranties of such party shall be deemed to have been made free of all materiality qualifiers. Notwithstanding the foregoing, such indemnification obligation will not be subject to any basket with respect to losses arising out of breach of any of the following representations or warranties: Item 23 of Annex B and Item 18 of Annex C ("Brokers' and Finders' Fees"); the representation and warranty in Item 2 of Annex B that upon consummation of the Transaction, UVSG will hold (directly or indirectly) of record and beneficially all of the outstanding shares of capital stock of each of the NAI

                                        Contributed Entities free and clear of
                                        any Liens and Restrictions; the
                                        representation and warranty in Item 2(b) of Annex C that the UVSG shares to be issued to NAI or its affiliate at the Closing will be duly authorized, validly issued and fully paid and nonassessable; and the representations and warranties set forth in Items 13(g) and 13(h) of Annex B. Notwithstanding any other provision of this Agreement, the indemnity of losses resulting from breaches of UVSG's tax representations and warranties in Section 12 of Annex C shall be limited to the diminution in the value of NAI's (or its affiliate's) investment in the UVSG Common Stock to be issued pursuant hereto based upon the UVSG stock price.

                                        NAI will also indemnify and defend
                                        and hold UVSG and the NAI Contributed
                                        Entities harmless from and against (i)
                                        any liabilities of NAI or any of its
                                        affiliates to former stockholders or
                                        employees of TVSM arising solely out of
                                        the obligations to make payments at
                                        closing to such stockholders and
                                        employees under Section 2.1 of the TVSM
                                        Merger Agreement ("Merger Consideration
                                        Amount"), Section 9.9 of the TVSM Merger
                                        Agreement ("Payment") or Section 10.4 of the TVSM Merger Agreement ("Payment of Employee Bonuses"); provided that (a) NAI shall have no liability as a result of the exercise of statutory appraisal rights by TVSM stockholders to the extent that the amount required to be paid pursuant to the exercise of statutory appraisal rights exceeds the Merger Consideration Amount that would have been paid to the dissenting TVSM stockholders pursuant to the TVSM Merger Agreement and (b) provided the payments in Section 10.4 of the TVSM Merger Agreement are made, NAI shall be entitled to the indemnification set forth in Section 11.2(c) of the TVSM Merger Agreement to the extent it incurs any liability indemnified against pursuant thereto (references herein to specific sections of the TVSM Merger Agreement refer to the sections in the draft thereof dated June 7, 1998 and shall be deemed to refer to any corresponding section (whether or not numbered in the same manner) in the final TVSM Merger Agreement), (ii) any liabilities of NAI or any of its affiliates or predecessors under any Environmental and Health Laws (as defined in the Annex B hereto), including, without limitation, all matters referred to in Schedule 17(b) of the NAI Disclosure Schedule and liabilities arising out of the ownership, operation (including, without limitation, storage, treatment, transportation or disposal of hazardous materials whether onsite or offsite), leasing or occupancy of any printing facilities or storage of any materials used in the printing process and (iii) all severance obligations relating to the termination of the persons identified on Schedule 2 hereof in respect of certain fulfillment operations.

Governing Law:                     The stock purchase agreement will be
                                   governed by the laws of the State of New
                                   York.

E. Stockholders Agreement among    1. Board of Directors   From and after
UVSG NAI, News Corp. and TCI                               the Closing Date
                                                           (unless the number of
                                                           directors is adjusted
                                                           pursuant hereto),
                                                           News Corp. and TCI
                                                           will each designate
                                                           four board members
                                                           (representing 40% of
                                                           the number of
                                                           directors
                                                           constituting the
                                                           entire Board of
                                                           Directors). The
                                                           members of the Board
                                                           shall select or
                                                           nominate two
                                                           Directors, who must
                                                           qualify as
                                                           independent
                                                           directors. Subject to
                                                           the foregoing
                                                           requirement with
                                                           respect to
                                                           independent
                                                           directors, the number
                                                           of directors that may
                                                           be designated by each
                                                           of News Corp. and TCI
                                                           shall be adjusted on
                                                           a pro rata basis to
                                                           reflect sales or
                                                           conversions of Class
                                                           B Common Stock, such
                                                           that each of News
                                                           Corp. and TCI (and
                                                           any transferee of
                                                           such parties that
                                                           acquires 10% or more
                                                           of the Class B Common
                                                           Stock in accordance
                                                           with the Stockholders
                                                           Agreement) shall be
                                                           entitled to elect one
                                                           director for each 10%
                                                           of the outstanding
                                                           Class B Common Stock
                                                           owned by such party
                                                           (rounded to the
                                                           nearest 10%, with
                                                           more than 5% rounded
                                                           up and 5% or less
                                                           rounded down, unless
                                                           the transferor and
                                                           transferee shall
                                                           otherwise agree).

                                2. Non-Compete             UVSG will be the
                                                           exclusive vehicle
                                                           through which News
                                                           Corp. and TCI
                                                           directly or
                                                           indirectly through
                                                           their respective
                                                           subsidiaries and
                                                           controlled affiliates
                                                           conduct guide
                                                           businesses (print,
                                                           electronic or
                                                           otherwise), whether
                                                           within or outside the
                                                           United States (other
                                                           than for the NDS
                                                           Business), so long as
                                                           TCI, on the one hand,
                                                           and News Corp., on
                                                           the other, is
                                                           entitled to designate
                                                           at least one director
                                                           (i.e., owns in excess
                                                           of 5% of the Class B
                                                           Common Stock). In the
                                                           event of a
                                                           disposition by TCI or
                                                           News Corp. (each, a
                                                           "Parent") to its
                                                           stockholders of a
                                                           subsidiary through
                                                           which immediately
                                                           prior to such
                                                           disposition it owned
                                                           its investment in the
                                                           Class B Common Stock
                                                           of UVSG, such Parent
                                                           shall cause the
                                                           corporation, limited
                                                           liability company or
                                                           partnership that is
                                                           the "ultimate parent
                                                           entity" (as such term
                                                           is defined in the HSR
                                                           Act), or if the
                                                           ultimate parent
                                                           entity is an
                                                           individual, the
                                                           entity or entities
                                                           controlled (as such
                                                           term is defined in
                                                           the HSR Act) directly
                                                           by the ultimate
                                                           parent entity through
                                                           which such person is
                                                           the ultimate parent
                                                           entity, of such
                                                           subsidiary
                                                           immediately following
                                                           such distribution to
                                                           become a party to the
                                                           Stockholders
                                                           Agreement.

                                3. Transfer Restrictions   Except for a
                                                           disposition in
                                                           compliance with the
                                                           last sentence of Item
                                                           2 above, so long as a
                                                           party is entitled to
                                                           designate at least
                                                           one director,
                                                           the other party may
                                                           not directly or
                                                           indirectly transfer
                                                           any shares of any
                                                           class of Common Stock
                                                           to an unaffiliated
                                                           third party or
                                                           convert into shares
                                                           of Class A Common
                                                           Stock any shares of
                                                           Class B Common Stock
                                                           unless (A) in the
                                                           case of proposed
                                                           sales in the market
                                                           (whether as a
                                                           registered offering
                                                           or in a transaction
                                                           with a broker or
                                                           market maker) it
                                                           first offers to sell
                                                           such shares to the
                                                           first party at a
                                                           price per share equal
                                                           to the average
                                                           closing price per
                                                           share of Class A
                                                           Common Stock for the
                                                           five (5) consecutive
                                                           trading days ending
                                                           on the trading date
                                                           immediately preceding
                                                           the date of such
                                                           offer; or (B) in the
                                                           case of receipt of a
                                                           bona fide offer from
                                                           a third party (which
                                                           such party desires to
                                                           accept) to purchase
                                                           any Common Stock, it
                                                           first offers to sell
                                                           such shares to the
                                                           first party at the
                                                           applicable per share
                                                           offered price (in
                                                           cash), and otherwise
                                                           on the terms and
                                                           conditions of such
                                                           offer. If the non-
                                                           transferring party
                                                           does not accept such
                                                           offer (and it shall
                                                           only be entitled to
                                                           accept such offer as
                                                           to all and not less
                                                           than all of the
                                                           shares proposed to be
                                                           sold unless otherwise
                                                           provided in the
                                                           Stockholders
                                                           Agreement), the
                                                           transferring party
                                                           shall convert all
                                                           shares of Class B
                                                           Common Stock subject
                                                           to such transaction
                                                           to shares of Class A
                                                           Common Stock in
                                                           connection with any
                                                           transfer, except in
                                                           the case of a
                                                           transfer pursuant to
                                                           a bona fide third
                                                           party offer of a
                                                           number
                                                           of shares of Class B
                                                           Common Stock equal to
                                                           10% or more of the
                                                           Class B Common Stock
                                                           outstanding. The non-
                                                           transferring party
                                                           will have pro rata
                                                           tag along rights (in
                                                           proportion to the
                                                           number of shares of
                                                           Class B Common Stock
                                                           held by each party)
                                                           in connection with
                                                           any sale by a party
                                                           of more than 50% of
                                                           the shares of Class B
                                                           Common Stock held by
                                                           such party. Any offer
                                                           from another party
                                                           hereto arising by
                                                           reason of a proposed
                                                           transaction with a
                                                           broker or market
                                                           maker must be
                                                           accepted within three
                                                           (3) business days
                                                           following the date a
                                                           party receives the
                                                           offer from the other
                                                           party hereto, and a
                                                           closing shall occur
                                                           within two (2)
                                                           business days
                                                           thereafter. Any offer
                                                           relating to Common
                                                           Stock pursuant to a
                                                           bona fide offer from
                                                           a third party (except
                                                           for a transaction
                                                           which will require
                                                           notification under
                                                           the HSR Act, which
                                                           transaction, unless
                                                           the bona fide offer
                                                           shall provide for a
                                                           longer period, shall
                                                           be treated in
                                                           accordance with the
                                                           following sentence)
                                                           must be accepted
                                                           within five (5)
                                                           business days after a
                                                           party hereto has
                                                           received the offer
                                                           from the other party
                                                           hereto and closed
                                                           within the period set
                                                           forth in the bona
                                                           fide offer. Any offer
                                                           under any other
                                                           circumstances
                                                           (including a bona
                                                           fide offer which does
                                                           not by its terms set
                                                           forth a period in
                                                           which to close) must
                                                           be accepted within
                                                           five (5) business
                                                           days after a party
                                                           hereto has received
                                                           the offer
                                                           from the other party
                                                           hereto and closed
                                                           within twenty (20)
                                                           business days
                                                           thereafter, or such
                                                           longer period as may
                                                           be agreed, subject to
                                                           an extension for an
                                                           additional period of
                                                           up to ninety (90)
                                                           days in order to
                                                           obtain such
                                                           governmental or
                                                           regulatory approvals
                                                           as may be required
                                                           (including, but
                                                           without limitation,
                                                           expiration or early
                                                           termination of all
                                                           applicable waiting
                                                           periods under the HSR
                                                           Act).

                                   4. Change of Control    None
                                      Provisions

                                   5. Stockholders Vote    Unless otherwise
                                                           provided in the
                                                           Stockholders
                                                           Agreement, each of
                                                           News Corp. and TCI
                                                           will be obligated to
                                                           mutually agree on any
                                                           vote of their shares
                                                           in UVSG or failing
                                                           agreement shall be
                                                           obligated to vote
                                                           against any proposal
                                                           so long as such party
                                                           continues to own a
                                                           sufficient number of
                                                           shares of Class B
                                                           Common Stock such
                                                           that it is entitled
                                                           to designate at least
                                                           one director.

                                   6. Board of Directors   The approval of any
                                      Vote                 action by the Board
                                                           will require the
                                                           affirmative vote of
                                                           at least seven of the
                                                           ten directors, except
                                                           for the removal of
                                                           the CEO, which will
                                                           require approval of
                                                           six of the ten
                                                           directors. The Board
                                                           of Directors will
                                                           create an Executive
                                                           Committee, consisting
                                                           of the CEO and the
                                                           President of UVSG and
                                                           one representative of
                                                           each of TCI and NAI,
                                                           which committee shall
                                                           have such duties and
                                                           powers as shall be
                                                           delegated to such
                                                           committee from time
                                                           to time by the vote
                                                           of the entire Board
                                                           of Directors. All
                                                           action by the
                                                           Executive Committee
                                                           shall require
                                                           unanimous vote or
                                                           consent of all the
                                                           members of the
                                                           Executive Committee.

                                   7. Existing Stockholders Will be terminated
                                      Agreement

F. Ancillary Agreements            The following shall be on mutually agreeable
                                   terms negotiated in good faith, but shall not be a condition to the closing of the Transaction. The obligations of News Corp.
                                   and TCI with respect to entities they control shall be subject to existing commitments; the obligations with respect to entities they do not control shall be based on reasonable efforts, subject to existing commitments.

                                   1. Affiliation Agreements with TCI and News
                                      Corp. for both Prevue Channel and Prevue
                                      Interactive.

                                   2. Carriage/Marketing Agreements for monthly
                                      and/or weekly cable and DTH guide
                                      magazines (TV Guide branded).

                                   3. Agreement by UVSG to convert its existing
                                      Prevue channel, Prevue Online and Prevue
                                      Interactive products to the "TV Guide"
                                      brand as mutually agreed upon; provided, however, Prevue International will only use TV Guide brand where appropriate.

                ANNEX B - REPRESENTATIONS AND WARRANTIES OF NAI

  As used in this Agreement, (i) the term "NAI Contributed Entities" means Publications and TVSM, together with each of their respective subsidiaries (and TVGEN, which shall be deemed to be owned by Publications) and (ii) the term "NAI Contributed Businesses" means the businesses conducted by the NAI Contributed Entities (which constitute all businesses conducted by NAI and its controlled affiliates engaged in the print or electronic program guide business other than the NDS Business). All references to NAI and its affiliates or controlled affiliates shall be deemed to include a reference to the NAI Contributed Entities.

  Notwithstanding the foregoing and the following representations and warranties, no representation or warranty is made by NAI hereunder with respect to TVSM unless and until NAI's proposed acquisition of TVSM is consummated, except that NAI has furnished to UVSG a true and complete copy of the most recent draft Merger Agreement dated June 7, 1998, together with the draft schedules thereto, in the most recent form delivered to NAI by TVSM. Representations and warranties of NAI with respect to TVSM following the consummation of NAI's proposed acquisition of TVSM shall relate solely to facts and circumstances which arise after the consummation of NAI's proposed acquisition of TVSM.

  The representations and warranties set forth in this Annex B are made subject to Schedule 1.

     1. Organization. Each of NAI and the NAI Contributed Entities is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority and all necessary licenses and permits to carry on its business as it has been and is now being conducted and to own or lease and to operate the properties used in connection therewith. Each of NAI and the NAI Contributed Entities is duly qualified or licensed and in good standing to do business in each of the jurisdictions where the conduct of its business or the ownership, leasing or operation of its properties requires such qualification or licensing, except where the failure to be so duly qualified or licensed and in good standing, individually or in the aggregate, would not have a material adverse effect on the business, operations, properties or condition (financial or otherwise) of any of the NAI Contributed Entities or any of the NAI Contributed Businesses or the ability of NAI to consummate the transactions contemplated herein (collectively, a "Publications Material Adverse Effect").

     2. Capitalization; Options and Other Rights. The total authorized shares of the NAI Contributed Entities and the number of such shares that are issued and outstanding are set forth in the NAI Disclosure Schedule. All of the issued and outstanding shares of capital stock of the NAI Contributed Entities have been duly and validly authorized and issued and are fully paid and nonassessable, and are held of record and beneficially by NAI or by a direct or indirect wholly owned U.S. subsidiary of NAI (or, subject to compliance with the terms and conditions of this Agreement, a U.S. direct or indirect subsidiary of News Corp.) free and clear of any Liens (as hereinafter defined) and Restrictions (as hereinafter defined), with the sole right to vote, dispose of, and receive dividends or distributions with respect to such shares. There are no existing agreements, subscriptions, options, warrants, calls, commitments, trusts (voting or otherwise), or rights of any kind whatsoever granting to any Person (as hereinafter defined) any interest in or the right to purchase or otherwise acquire, at any time, or upon the happening of any stated event, any capital stock of the NAI Contributed Entities, whether or not presently issued or outstanding, nor are there any outstanding securities of the NAI Contributed Entities or any other entity which are convertible into or exchangeable for shares of capital stock of the NAI Contributed Entities, nor are there any agreements, subscriptions, options, warrants, calls, commitments or rights of any kind whatsoever granting to any person any interest in or the right to purchase or otherwise acquire from NAI or any of its affiliates or any other entity any securities so exercisable convertible or exchangeable, nor are there any proxies, agreements or understandings with respect to the voting of such shares. Upon consummation of the Transaction, UVSG will hold, directly or indirectly, of record and beneficially all of the outstanding shares of capital stock of each of the NAI Contributed Entities free and clear of any Liens and Restrictions, with the sole right to vote, dispose of, and receive dividends or distributions with respect to such shares. In this Agreement, any reference to "Restrictions," with respect to any capital stock, partnership interest, membership interest in a limited liability company or other security, shall mean any voting or other trust or agreement, option, warrant, preemptive right, right of first offer, right of first refusal, escrow arrangement, proxy, buy-sell agreement, power of attorney or other contract, any law, rule, regulation, order, judgment or decree which, conditionally or unconditionally, (i) grants to any Person the right to purchase or otherwise acquire, or obligates any Person to sell or otherwise dispose of or issue, or otherwise results or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may result in any person acquiring, (A) any of such capital stock or other security; (B) any of the proceeds of, or any distributions paid or which are or may become payable with respect to, any of such capital stock or other security; or (C) any interest in such capital stock or other security or any such proceeds or distributions; (ii) restricts or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to restrict the transfer or voting of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any such capital stock or other security or any such proceeds or distributions; or (iii) creates or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to create a Lien or purported Lien affecting such capital stock or other security, proceeds or distributions. Notwithstanding anything to the contrary contained in these representations and warranties, the parties acknowledge that the existing stockholders of TVSM as of the date hereof may have statutory rights of appraisal as a result of NAI's acquisition of TVSM.

     3.   Authorization; Freedom to Contract.

          (a) NAI and each of its applicable affiliates has all requisite corporate power, authority and legal capacity to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by NAI or its affiliates in connection with the consummation of the Transaction (together with this Agreement, the "NAI Transaction Documents"), and to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery by NAI and each of its applicable affiliates of this Agreement and the other NAI Transaction Documents, the consummation by NAI and its applicable affiliates of the transactions contemplated hereby and thereby, and the performance by it of its obligations hereunder and thereunder, have been duly authorized by the Board of Directors of NAI and each of its applicable affiliates, and no further corporate action is or will be necessary on the part of NAI or its affiliates to authorize the execution and delivery of this Agreement or the other NAI Transaction Documents, the consummation of the transactions contemplated hereby and thereby and the performance of NAI's or its affiliates' obligations hereunder and thereunder. This Agreement has been, and each of the other NAI Transaction Documents will be at or prior to the Closing, duly and validly executed and delivered by NAI and each of its applicable affiliates. This Agreement constitutes, and each of the NAI Transaction Documents when so executed and delivered will constitute, legal, valid and (assuming the due execution of such agreements by the other parties hereto that are not affiliates of NAI) binding obligations of NAI and/or its applicable affiliates, enforceable against NAI and/or its applicable affiliates in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (b) The execution and delivery of this Agreement and the other NAI Transaction Documents by NAI and/or its applicable affiliates do not, and the performance by NAI and/or its applicable affiliates of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby will not, (i) violate or conflict with any provision of the certificate or articles of incorporation or by-laws of NAI and/or its affiliates or any amendments thereto or restatements thereof, (ii) violate any of the terms, conditions or provisions of any law, rule or regulation applicable to NAI or its affiliates or any order, writ, injunction, judgment or decree of any Governmental Authority (as hereinafter defined) to which any of NAI or its affiliates is subject or by which any of the foregoing or their respective assets are bound, or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any mortgage, pledge, lien, encumbrance, charge, or other security interest (a "Lien") on any of the properties or assets of NAI or its affiliates pursuant to, or require any consent by or approval or authorization of (a "Contract Consent") any party under, any of the terms, conditions or provisions of any note, bond, indenture, debenture, security agreement, trust agreement, lien, mortgage, lease, agreement, license, franchise, permit, guaranty, joint venture agreement, or other agreement, instrument or obligation, oral or written, to which NAI or any of its affiliates is a party (whether as an original party or as an assignee or successor) or by which NAI or any of its affiliates or any of their respective properties is bound, except for such breaches or defaults as are not reasonably likely to have a Publications Material Adverse Effect.

          (c) No governmental authorization, approval, order, license, franchise, consent or permit (collectively, "Permits"), and no registration, declaration or filing (collectively, "Filings") with any court, governmental department, commission, authority, board, bureau, agency or other instrumentality (collectively, "Governmental Authorities"), is required in connection with the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby by the Company, except the requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), and except where the failure to obtain such Permits or to make such Filings is not reasonably likely to have a Publications Material Adverse Effect.

          (d) There are no consents, authorizations or other approvals from or notices to any Person other than a Governmental Authority (including, without limitation, any Person that has entered into any contract, agreement, arrangement or understanding with the NAI Contributed Entities) required to permit the consummation of the transactions contemplated by this Agreement, except where the failure to obtain such consents, authorizations or approvals is not reasonably likely to have a Publications Material Adverse Effect.

     4. Subsidiaries. Except as set forth in the disclosure schedules delivered herewith by NAI (collectively, the "NAI Disclosure Schedule"), the NAI Contributed Entities do not, directly or indirectly, have any ownership or other interest in, or any equity or similar interest or other right convertible into or exercisable or exchangeable for or control of, any individual, corporation, limited liability company, partnership, joint venture, business association or other entity (each, a "Person"). The NAI Contributed Entities beneficially own all rights, title and interest that NAI or its affiliates have or had in the EPG joint venture (a/k/a "TV Guide On-Screen") with an affiliate of TCI. Except as set forth in the NAI Disclosure Schedule, each interest in any other Person owned by an NAI Contributed Entity is owned by the applicable entity free and clear of any Liens and Restrictions, and each such Person is duly organized, validly existing and in good standing in its respective jurisdiction of organization and has all requisite power and authority to carry on its business and to own or lease its assets and to operate the properties used in connection therewith.

     5. Charter and Organizational Documents. NAI has furnished UVSG with true and complete copies of the certificate of incorporation and by-laws of each of the NAI Contributed Entities and accurate and complete records of all material corporate proceedings of each of the NAI Contributed Entities.

     6. Financial Statements. NAI has furnished to UVSG true and complete copies of the following unaudited (except in the case of TVSM, the financial statements of which that are set forth in subparagraph (f) below are audited) financial statements (the "Unaudited Contributed Business Financial Statements"):

          (a) profit and loss statements of Publications (excluding TVGEN) for the fiscal years ended June 30, 1995, 1996 and 1997 and the nine months period ended March 31, 1998;
          (b) balance sheets of Publications (excluding TVGEN) as of March 31, 1998;
          (c) statements of cash flows of Publications (excluding TVGEN) for the fiscal year ended June 30, 1997 and the nine month period ended March 31, 1998;
          (d) profit and loss statements of TVSM for the three months period ended March 31, 1998;
          (e)  balance sheets of TVSM as of March 31, 1998; and
          (f) financial statements (which include balance sheets, statements of cash flows and profit and loss statements) of TVSM for the twelve month period ended December 31, 1997.

The Unaudited Contributed Businesses Financial Statements were prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of preceding accounting periods (except as may be indicated therein or in the notes thereto) ("GAAP"), except that the financial statements of Publications (excluding TVGEN) do not contain any provision for taxes, interest or amortization of goodwill (none of which will represent any actual or contingent liability or commitment of the NAI Contributed Entities at Closing). Each of the financial statements contained in the Unaudited Contributed Businesses Financial Statements was prepared, and the audited financial statements of the NAI Contributed Businesses that will be included in the proxy statement of UVSG relating to the approval of the Transaction by the UVSG stockholders (the "UVSG Proxy Statement") will be prepared, in accordance with GAAP, and each of the financial statements contained in the Unaudited Contributed Businesses Financial Statements fairly present, and the audited financial statements of the NAI Contributed Businesses that will be included in the UVSG Proxy Statement will fairly present (except as may be indicated therein or in the notes thereto), the financial position of the NAI Contributed Businesses and the NAI Contributed Entities as of the dates thereof and the results of operations and changes in financial position of the NAI Contributed Businesses and the NAI Contributed Entities for each of the periods then ended.

     7. Absence of Default. Except as set forth in the NAI Disclosure Schedule, each of the NAI Contributed Entities has complied with and performed all of its obligations required to be performed under all contracts, agreements and leases to which it is a party (whether as an original party or as an assignee or successor) as of the date hereof, and it is not in default in any respect under any contract, agreement, lease, undertaking, commitment or other obligation, except for such breaches or defaults that are not reasonably likely to have a Publications Material Adverse Effect. NAI has no knowledge that any party has failed to comply in any material respect with or perform all of its obligations required to be performed under any contract, agreement or lease to which any of the NAI Contributed Entities is a party or by which any of the NAI Contributed Entities or the NAI Contributed Businesses is bound or to which any of their respective assets is subject (whether as an original party or an assignee or successor) as of the date hereof.

     8. Absence of Certain Developments. Since the date of the latest balance sheet included in the Unaudited Contributed Businesses Financial Statements, the NAI Contributed Businesses have been conducted in the ordinary course of business consistent with past practice, and, except to the extent reflected or otherwise disclosed in the NAI Disclosure Schedule, there has not been:

          (a) any material adverse change in the business, assets, results of operation or condition (financial or otherwise) of the NAI Contributed Businesses (without regard to changes resulting from macroeconomic or general industry conditions) (a "Publications Material Adverse Change"), and there has not occurred any event which is reasonably likely to result in a Publications Material Adverse Change;

          (b) any declaration, setting aside, or payment of any dividend or distribution (other than of cash) to NAI or any of its affiliates, or any direct or indirect redemption, retirement, purchase or other acquisition by any NAI Contributed Entity of any of its capital stock or other securities or options, warrants or other rights to acquire capital stock;

          (c) any increase in salary, wage, benefit or other remuneration payable or to become payable to any current or former officer, director, employee or agent of any of the NAI Contributed Businesses or any increase in any bonus or severance payment or arrangement made to, for or with any of its officers, directors, employees or agents or any grant of a supplemental retirement plan or program or special remuneration for any officer, director, employee or agent of any of the NAI Contributed Businesses, in each case other than in the ordinary course of business and consistent with past practice (including regular annual salary and performance bonus increases);

          (d) any sale, lease or other transfer or disposition of any material asset of any of the NAI Contributed Businesses;

          (e) any change in accounting methods, practices or policies (including any change in depreciation or amortization policies or rates) by any of the NAI Contributed Businesses or any revaluation by any of the NAI Contributed Businesses of any of its assets;

          (f) any material modification or change to any material contract by any of the NAI Contributed Businesses, other than in the ordinary course of business;

          (g) any written waiver or written release of any right or claim of substantial value by any of the NAI Contributed Businesses;

          (h) any payment, discharge or satisfaction of any material claim, liability or obligation by any of the NAI Contributed Businesses, other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in its balance sheet as of March 31, 1998 referred to in Section 6(b) or 6(e) above (the "Latest Balance Sheet") or incurred since the date of such balance sheet in the ordinary course of business and consistent with past practice and other than scheduled repayments of indebtedness reflected on the Latest Balance Sheet;

          (i) any issuance or sale of capital stock or other securities or membership or other ownership interests, exchangeable or convertible securities, options, warrants, puts, calls or other rights to acquire capital stock or other securities or other ownership interests of any of the NAI Contributed Entity;

          (j) any guarantee by any NAI Contributed Entity of any indebtedness for borrowed money, except for guarantees of public indebtedness, which will terminate as of the Closing;

          (k) any delay in the payment of any trade or other payables other than in the ordinary course of business and consistent with past practice; or

          (l) any agreement by NAI or any of its affiliates or any of the NAI Contributed Businesses to do any of the foregoing.

     9. Liabilities. Except as reflected in the Unaudited Contributed Businesses Financial Statements and except for liabilities or obligations that fall within any of the exceptions contained in any of the other representations or warranties contained in this Annex B (e.g., knowledge, materiality and disclosed liabilities) or that arose in the ordinary course of business after March 31, 1998 (and which have not resulted and are not reasonably likely to result in a Publications Material Adverse Change), no NAI Contributed Entity has any actual or potential liability or obligation of any kind or nature, whether due or to become due, whether absolute, accrued, fixed or contingent or otherwise. TVGEN has no liabilities or other obligations of any nature (other than current liabilities incurred in the ordinary course of business and obligations under executory contracts which have been made available to UVSG).

     10.  Litigation.

          (a) Except as set forth in the NAI Disclosure Schedule: (i) there are no private or governmental actions, suits, arbitrations, claims, legal or administrative proceedings or investigations ("Legal Proceedings") pending or, to NAI's knowledge, threatened against any of the NAI Contributed Entities or the NAI Contributed Businesses; and (ii) none of the NAI Contributed Entities or the NAI Contributed Businesses, nor any of their respective assets, properties or business, is subject to any judgment, writ, injunction or decree of any Governmental Authority; except in either case for such Legal Proceedings as are not reasonably likely, individually or in the aggregate, to have a Publications Material Adverse Effect.

          (b) None of NAI or any of its affiliates is a party to any Legal Proceedings pending or, to its knowledge, threatened which, if adversely determined, would adversely affect or restrict the ability of NAI or its affiliates to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder.

          (c) There is no judgment, order, injunction or decree of any Governmental Authority to which NAI or any of its affiliates is subject which might adversely affect or restrict the ability of NAI or any of its affiliates to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder.

     11. Restrictions on Business Activities. There is no material agreement, nor is there any judgment, injunction, order or decree, binding upon NAI or any of its affiliates which has or could have the effect of prohibiting or materially impairing any current business practice of any of the NAI Contributed Businesses or the conduct of business by any NAI Contributed Entity as currently conducted (including following the consummation of the transactions contemplated by this Agreement).

     12. Compliance with Law. NAI and its affiliates (i) are in compliance with all federal, state, local or foreign laws (including common law), statutes, codes, ordinances, rules, regulations or other requirements applicable to the NAI Contributed Businesses or the NAI Contributed Entities or to the conduct of the business or operations of the NAI Contributed Businesses or the NAI Contributed Entities or the use of their respective properties (including any leased properties) and assets and (ii) have all governmental permits and approvals from Governmental Authorities which are required by the NAI Contributed Businesses or the NAI Contributed Entities to operate their respective businesses, except in such cases where the failure to comply or obtain is not reasonably likely to have a Publications Material Adverse Effect.

     13.  Taxes.  Except as otherwise set forth in the NAI Disclosure Schedule:

          (a) Each of the NAI Contributed Entities has filed all material Tax Returns that it was required to file. All such Tax Returns are correct and complete in all material respects. All material Taxes owed by any of the NAI Contributed Entities (whether or not shown on any Tax Return) have been paid. There are no liens for material Taxes (other than for current Taxes not yet due and payable or for items being contested in good faith and for which there are adequate reserves in accordance with GAAP on the books of the applicable entity) on any of the assets of any of the NAI Contributed Entities.

          (b) Each of the NAI Contributed Entities has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor or other third party.

          (c) No material deficiencies for any Taxes have been proposed, asserted or assessed against the NAI Contributed Entities that are not adequately reserved for in accordance with GAAP in all cases applied in a consistent basis with the NAI Latest Balance Sheet. The NAI Disclosure Schedule indicates the Tax Returns of the NAI Contributed Entities that currently are the subject of an audit.

          (d) None of the NAI Contributed Entities has any current non-contingent liability for the Taxes of any Person (other than any of the NAI Contributed Entities) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (e) If the income of the NAI Contributed Entities is required under federal, state, local or foreign tax rules, to be included on a consolidated, unitary, combined or other such Tax Return which includes NAI or any of its affiliates filed by an entity other than any of the NAI Contributed Entities, each such group has filed all Tax Returns that it was required to file with respect to NAI Contributed Entities for each period during which NAI Contributed Entities was a member of such Group. All such Tax Returns were correct and complete in all material respects in so far as they relate to NAI Contributed Entities. All material Taxes owed by such group with respect to NAI Contributed Entities (whether or not shown on a Tax Return) have been paid for each taxable period during which any of the NAI Contributed Entities was a member of its respective group.

          (f) The normal period within which to examine and/or assess Taxes on the income of NAI Contributed Entities has not been extended with respect to any such entity by waiver of, or agreement to extend, the applicable statute of limitations or otherwise.

          (g) None of the NAI Contributed Entities has made or is required to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payment that will not be deductible under Code Section 280G.

          (h) The NAI Contributed Entities are not a party to any tax sharing or allocation agreement.

     Definitions

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Tax" means any income, corporation, gross receipts, profits, gains, capital stock, capital duty, franchise, business, license, payroll, withholding, social security, unemployment, disability, property, wealth, welfare, stamp, environmental, transfer, excise, occupation, sales, use, value added, alternative minimum, estimated or other similar tax (including any fee, assessment or other charge in the nature of any tax) imposed by any governmental authority (whether national, federal, state, local, municipal, foreign or otherwise) or political subdivision thereof, and any interest, penalties, additions to tax or additional amounts in respect of the foregoing.

     "Tax Returns" shall mean all reports, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

     14.  Employee Benefit Plans.

          (a) Except as set forth on the NAI Disclosure Schedule, the NAI Contributed Entities do not maintain, contribute to, or have any liability to or in connection with, nor, have the NAI Contributed Entities maintained, contributed to, or had any liability to or in connection with any employee pension benefit plan, fund or program (exclusive of benefits contained in contracts disclosed pursuant to Section 18 hereof), as such term is defined in
Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), specifically including any multiemployer plan, as defined in Section 3(37) of ERISA, regardless of whether such pension plan, fund or program (i) is or is intended to be covered or qualified under the Code, ERISA or any other applicable law, (ii) is or is intended to be funded or unfunded, or (iii) covers any current or former employee of or independent contractor to the NAI Contributed Entities (the "Pension Plans"). The NAI Contributed Entities have not, within the past six years, contributed to, maintained or been obligated to contribute to such a multiemployer plan.

          (b) The NAI Disclosure Schedule contains a list (exclusive of benefits contained in contracts disclosed pursuant to Section 18 hereof) of all other employee benefit plans, funds or programs as such term is defined in
Section 3(3) of ERISA which it has maintained, contributed to, or in connection with which it has or has had any liability, specifically including any multiemployer plan, as defined in Section 3(37) of ERISA, regardless of whether such employee benefit plan, fund or program (i) is or is intended to be covered or qualified under the Code, ERISA or any other applicable law, (ii) is or is intended to be funded or unfunded, or (iii) covers any current or former employee of or independent contractor to the NAI Contributed Entities ("Benefit Plans").

          (c) The NAI Disclosure Schedule lists (exclusive of benefits contained in contracts disclosed pursuant to Section 18 hereof), with respect to Publications, (i) any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, employee relocation, cafeteria benefit (Section 125 of the Code) or dependent care (Section 129 of the Code), life insurance or accident insurance plans, programs or arrangements, (ii) all deferred compensation, bonus, pension, profit sharing, savings or incentive plans, programs or arrangements, (iii) other fringe or employee benefit plans, programs or arrangements that apply to employees of the NAI Contributed Entities, in each case, that are currently maintained or directly contributed to by the NAI Contributed Entities or have been maintained or contributed to by the NAI Contributed Entities since January 1, 1993 (collectively, with the plans, funds and programs referred to in (a) and (b) above the "Employee Plans").

          (d) NAI has furnished to UVSG a copy of each of the Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto) and has, with respect to each Employee Plan that is subject to ERISA reporting requirements, provided copies of the Form 5500, including all schedules attached thereto and actuarial reports, if any, filed for the last three plan years. Any Employee Plan intended to be qualified under Sections 401(a) or 501(c)(9) of the Code is in fact so qualified and either there has been obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under applicable Code provisions and subsequent legislation, or the time for applying to the Internal Revenue Service for such a determination letter has not expired under applicable Treasury Regulations. NAI has also furnished UVSG with the most recent Internal Revenue Service determination letter issued with respect to each such Employee Plan (and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Employee Plan subject to Section 401(a) of the Code), and all prohibited transaction exemptions (or requests for such exemptions), private letter rulings, opinions, information letters or compliance statements issued with respect to any Employee Plan by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation.

          (e) In the case of any policies or binders of insurance that constitute or are otherwise maintained in connection with an Employee Plan, to NAI's knowledge (i) such policies and binders are valid and enforceable in accordance with their terms in all respects, and are in full force and effect;
(ii) Publications is not in default in any respect with respect to any material provisions contained in any such policy or binder and has not failed to give any notice or present any claim under any such policy or binder in a due and timely fashion; and (iii) Publications has not received any notice of cancellation or non-renewal of any such policy or binder; except to the extent that a failure with respect to any of the foregoing is not reasonably likely to have, in the aggregate, a Publications Material Adverse Effect.

          (f) Except as set forth in the NAI Disclosure Schedule, and except to the extent that any failure with respect to the following is not reasonably likely to have, in the aggregate, a Publications Material Adverse Effect, no Employee Plan exists which will result in the payment of money or any other property or rights, or accelerate or provide any other rights or benefits, to any current or former employee of NAI (or other current or former service provider thereto) that would not have been required but for the transactions provided for herein and Publications is not party to any plan, program, arrangement or understanding that would result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code, and except as disclosed in the NAI Disclosure Schedule, Publications does not maintain any Employee Plan or Pension Plan which provides severance benefits to current or former employees or other services providers of NAI . Except as disclosed in the NAI Disclosure Schedule, no medical or life insurance benefits are provided by any Employee Plan to any former employee or independent contractor, except to the extent required by the Consolidated Omnibus Reconciliation Act of 1985, as amended "COBRA"). Except as set forth in the NAI Disclosure Schedule, the NAI Contributed Entities have no obligation to contribute to retiree life, health and other benefits. Except as set forth in the NAI Disclosure Schedule, the NAI Contributed Entities do not and have not been a party to any collective bargaining (or other similar) agreement with respect to any employee of the NAI Contributed Entities, nor is any such agreement presently being negotiated.

          (g) (i) None of the Employee Plans promises or provides retiree medical or other retiree welfare benefits to any Person other than liabilities which have been assumed by NAI and with respect to which none of the NAI Contributed Entities will have any liability after the Closing Date; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Employee Plan; (iii) each Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), and the NAI Contributed Entities have performed all obligations required to be performed by them under, are not in any respect in default under or violation of, and have no knowledge of any default or violation by any other party; (iv) no NAI Contributed Entity is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Employee Plans; (v) all material contributions required to be made by the NAI Contributed Entities to any Employee Plan have been made on or before their due dates; (vi) with respect to each Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the 30-day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; and (vii) no Employee Plan is covered by, and no NAI Contributed Entity has incurred or expects to incur any liability under Title IV of ERISA or Section 412 of the Code, except, in the case of any failure to comply with clauses (ii), (iii), (iv), (v), (vi) and/or
(vii) above, for such failures which are not reasonably likely to have, in the aggregate, a Publications Material Adverse Effect. With respect to each Employee Plan subject to ERISA as either an employee pension plan within the meaning of
Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of
Section 3(1) of ERISA, each NAI Contributed Entity has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Employee Plan except where the failure to timely file, distribute or post such documents would not, in the aggregate, have a Publications Material Adverse Effect. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of NAI, is threatened, against or with respect to any such Employee Plan, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor which is reasonably likely to have, in the aggregate, a Publications Material Adverse Effect. No NAI Contributed Entity is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA.

          (h) With respect to each Employee Plan, each NAI Contributed Entity has complied with (i) the applicable health care continuation and notice provisions of COBRA and the regulations thereunder and (ii) the applicable requirements of the Family and Medical Leave Act of 1993 and the regulations thereunder, except to the extent that such failure to comply is not reasonably likely to have in the aggregate, a Publications Material Adverse Effect.

          (i) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) entitle any current or former employee or other service provider or any director of any NAI Contributed Entity to severance benefits or any other similar payment (including unemployment compensation, golden parachute, bonus or otherwise), (ii) increase any benefits otherwise payable or (iii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, service provider or director except to the extent that any of the foregoing are not reasonably likely to have, in the aggregate, a Publications Material Adverse Effect.

          (j) There has been no amendment to, written interpretation or announcement (whether or not written) by any NAI Contributed Entity relating to, or change in participation or coverage under, any Employee Plan which would materially increase the expense of maintaining such Employee Plan above the level of expense incurred with respect to that Employee Plan for the most recent fiscal year included in the NAI Contributed Businesses Financial Statements.

     15. Contracts and Commitments. The NAI Disclosure Schedule lists all contracts to which any NAI Contributed Entity is a party or by which it or the NAI Contributed Businesses or their respective assets are bound that are to be performed in whole or in part after the date hereof and that would be required to be filed with the Securities and Exchange Commission (the "Commission") as "material contracts" pursuant to Item 601 of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act") if such NAI Contributed Entity was a registrant registered under Section 12(g) of the Exchange Act of 1934, as amended (the "Exchange Act"). The NAI Disclosure Schedule also lists (a) all agreements, bonds, notes, debentures or similar instruments evidencing (i) indebtedness of any NAI Contributed Entity for borrowed money or for the deferred purchase price of any material property or service (other than trade accounts arising in the ordinary course of business), (ii) obligations of any NAI Contributed Entity under capital leases, (iii) guaranties by any NAI Contributed Entity of liabilities or obligations of others, and (iv) any Liens on the assets of any NAI Contributed Entity, (b) agreements that limit the right of any NAI Contributed Entity to compete in any line of business; (c) agreements which, after giving effect to the transactions contemplated hereby, purport to restrict or bind NAI or any of its subsidiaries, other than the NAI Contributed Entities; (d) all agreements not in the ordinary course of business pursuant to which there is any continuing liability or obligation, including without limitation any indemnification obligation; (e) merger, acquisition and similar agreements that have any surviving obligations not performed in full, including without limitation, any indemnity obligation; (f) agreements with any affiliate of such NAI Contributed Entity; (g) any agreements not terminable on less than 75 days notice without penalty and involving amounts in excess of $6,000,000 during the 1997 fiscal year, reasonably expected during 1998, or as projected over the remainder of the stated fixed term of the applicable agreement; and (h) any collective bargaining or similar agreements. True and complete copies of all agreements listed in the NAI Disclosure Schedule have been made available to UVSG. Each of the NAI Contributed Entities has fulfilled in all material respects, or taken all actions necessary to enable it to fulfill in all material respects when due, its obligations under each of such agreements to which it is a party. To the knowledge of NAI, all parties thereto other than the NAI Contributed Entities have complied in all material respects with the provisions thereof and no party is in breach or violation of, or in default (with or without notice or lapse of time, or both) under such agreements which breach, violation or default is reasonably likely to have a Publications Material Adverse Effect. No NAI Contributed Entity has received any notice of termination, cancellation or acceleration of any such agreement.

     16.  Adequacy of Assets; Intangible Property.

          (a) The businesses conducted by the NAI Contributed Entities include all businesses engaged in by NAI and its affiliates relating to the print or electronic program guide business whether within or outside the United States other than the NDS Business (the "Program Guide Businesses"). The assets and rights held by the NAI Contributed Entities include all of the assets and other rights used or usable by NAI and its affiliates in the Program Guide Business and the business of TVGEN and no other assets, rights, liabilities, claims or other obligations. The assets owned or leased by the NAI Contributed Entities are suitable and adequate for the conduct of their respective businesses and the NAI Contributed Businesses have good and, with respect to real property owned in fee, marketable title to or valid leasehold or other contractual interests in all such assets that are material to the NAI Contributed Businesses as a whole, free and clear of all Liens other than Permitted Encumbrances. For purposes of this Agreement, "Permitted Encumbrances" means the following Liens: (i) Liens for Taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the Unaudited NAI Contributed Businesses Financial Statements in accordance with GAAP; and (ii) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the Unaudited NAI Contributed Businesses Financial Statements.

          (b) One or more of the NAI Contributed Entities owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and trade secrets (collectively, "Intellectual Property") that are used in the NAI Contributed Businesses as currently conducted, except to the extent that the failure to have such rights has not had and is not reasonably likely to have a Publications Material Adverse Effect. The Intellectual Property includes (i) all right, title and interest to the name "TV Guide" in the United States, (ii) all right, title and interest to the name "TV Guide" outside the United States, if any, held by NAI and its affiliates, (iii) all related trademarks, service marks, trade names or copyrights used in the conduct of the NAI Contributed Businesses and (iv) all right, title and interest that NAI or any of its affiliates has in any Intellectual Property of or arising out of the former EPG joint venture formerly known as TV Guide On Screen with an affiliate of TCI. Neither NAI nor any of its affiliates has received notice of any claim of infringement of the rights of others with respect to any patents, trademarks, service marks, trade names or copyrights used or owned by the NAI Contributed Entities, the loss of which is reasonably likely to have a Publications Material Adverse Effect. Neither NAI nor any of its affiliates has any knowledge that any of the NAI Contributed Entities is infringing upon or otherwise violating, or has infringed upon or otherwise violated, the rights of any third party with respect to any patent, trademark, trade name, service mark or copyright, except to the extent that the foregoing is not reasonably likely to have a Publications Material Adverse Effect. No current or former employee of any NAI Contributed Entity is or was a party to any confidentiality agreement and/or agreement not to compete which restricts or forbids such employee's performance of any activity that such employee was hired to perform, except to the extent that the foregoing is not reasonably likely to have a Publications Material Adverse Effect. No NAI Contributed Entity is currently using or has in the past used without appropriate authorization, any confidential information or trade secrets of any third party, except to the extent that any of the foregoing is not reasonably likely to have a Publications Material Adverse Effect. Since January 1, 1995, NAI has not received any notice alleging such conduct.

     17.  Licenses; Compliance with Regulatory Requirements.

          (a) The NAI Contributed Entities hold all licenses, franchises, ordinances, authorizations, permits, certificates, variances, exemptions, concessions, leases, rights of way, easements, instruments, orders and approvals, domestic or foreign ("Licenses") which are material to the ownership of the assets that are material to the NAI Contributed Businesses (collectively, the "Publications Licenses"). Each NAI Contributed Entity is in compliance with, and has conducted its business so as to comply with, the terms of their respective Publications Licenses and with all applicable laws, rules, regulations, ordinances and codes, domestic or foreign, except where the failure so to comply has not had and, insofar as reasonably can be foreseen, in the future will not have, either individually or in the aggregate, a Publications Material Adverse Effect. Without limiting the generality of the foregoing, the NAI Contributed Entities, (i) have all Permits of Governmental Authorities required for the operation of the facilities being operated by the NAI Contributed Entities or required in the conduct of the NAI Contributed Businesses, and all such Permits are identified on the NAI Disclosure Schedule,
(ii) have duly and currently filed all reports and other information required to be filed by any Governmental Authority in connection with such Permits, and
(iii) are not in violation of any of such Permits, other than the lack of Permits, delays in filing reports or possible violations which, in the aggregate, have not had and are not reasonably likely to have a Publications Material Adverse Effect.

          (b) Except as set forth in the NAI Disclosure Schedule, the NAI Contributed Entities have duly complied with, and the operation of its business, equipment and other assets and the facilities owned or leased by any NAI Contributed Entities are in compliance with, the provisions of all applicable Environmental and Health Laws, except for non-compliance which is not reasonably likely to have a Publications Material Adverse Effect. For purposes of this Agreement, the term "Environmental and Health Laws" means any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation and transportation of pollutants, contaminants, chemicals, industrial, toxic or hazardous substances, oil or petroleum products or solid or hazardous waste (collectively, "Hazardous Substances"); (ii) air, water and noise pollution;
(iii) groundwater and surface water contamination; (iv) the release into the environment of Hazardous Substances, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine sanctuaries and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels and containers containing Hazardous Substances; (vii) underground storage tanks, abandoned, disposed or discarded barrels and other closed receptacles containing Hazardous Substances; (viii) health and safety of employees; and (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of Hazardous Substances. As used herein, the terms "release" and "environment" have the meanings set forth in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended. There are no investigations, administrative proceedings, judicial actions, orders, claims or notices that are pending, anticipated or threatened against any NAI Contributed Entities relating to any Environmental and Health Laws. Neither NAI nor any of its affiliates has received a notice of or knows any facts which constitute a violation by any NAI Contributed Entities of or give rise to liability of any NAI Contributed Entities under any Environmental and Health Laws that in either case would or would be reasonably likely to have a Publications Material Adverse Effect.

       (c) The NAI Contributed Businesses and the NAI Contributed Entities do not own, lease or operate any printing facilities or otherwise conduct any printing activities (other than printing services provided by Persons other than the NAI Contributed Entities using facilities and materials that are owned and operated by Persons other than the NAI Contributed Entities).

  18. Employee Matters. The NAI Disclosure Schedule lists each employment, consulting, agency or commission agreement to which any of the NAI Contributed Entities is a party which is not terminable without liability to the NAI Contributed Entities upon 60 days' or less prior notice to the employee, consultant or agent and involves compensation or remuneration of more than $50,000 per annum. True and complete copies of such agreements have been made available to UVSG. All of such contracts and arrangements are in full force and effect, and neither the NAI Contributed Entities nor, to the knowledge of NAI, any other party is in default under any of such contracts and agreements. To the knowledge of NAI, (i) there have been no claims of defaults and (ii) there are no facts or conditions which if continued, or on notice, will result in a default under these contracts or arrangements. There is no pending or, to the knowledge of NAI , threatened labor dispute, strike, or work stoppage that could be expected to have a Publications Material Adverse Effect. Each of the NAI Contributed Entities is in compliance in all material respects with all current applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and are not engaged in any unfair labor practice. There are no pending claims against any NAI Contributed Entities under any workers compensation plan or policy or for long term disability. To the knowledge of NAI, none of the employees of the NAI Contributed Businesses are members of a labor union or similar labor organization.

  19. Interested Party Transactions. The NAI Disclosure Schedule lists all transactions between any of the NAI Contributed Entities, on the one hand, and NAI, News Corp., any of their respective subsidiaries or any director or executive officer of any of the foregoing, on the other hand, in which the amount involved exceeds $60,000 that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act or the Exchange Act if such NAI Contributed Entity was a registrant registered under Section 12(g) of the Exchange Act. No NAI Contributed Entity is indebted to NAI, News Corp., any of their respective subsidiaries, or any director, officer, employee or agent of any of the foregoing for borrowed money.

  20. Insurance. The NAI Contributed Entities, through one or more affiliates, have the benefit of policies of fire and casualty, liability and other forms of insurance (including self insurance) in such amounts, with such deductibles and against such risks and losses as are reasonable for the operation of the businesses of the NAI Contributed Entities under the circumstances in which they are being conducted. All such policies are in full force and effect, all premiums due and payable thereon as of the date hereof, have been paid (other than retroactive or retrospective premium adjustments that may be required to be paid with respect to any events or circumstances arising prior to the Closing under any of such insurance policies, which, unless accrued for in the Latest Balance Sheet, shall accrue to or be paid by NAI), and no notice of cancellation or termination has been received with respect to any such policy which policy has not been replaced prior to the date of such cancellation. To the knowledge of NAI, the activities and operations of the NAI Contributed Entities have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies, except for any failures so to conform that, individually or in the aggregate, are not reasonably likely to have a Publications Material Adverse Effect. The coverage of such policies will cease upon the applicable Closing, but the NAI Contributed Entities will continue to be entitled to the benefit of such policies with respect to any covered event that occurs prior to the Closing (including during any extended reporting period under "claims made" policies or the like).

  21. Major Advertisers and Suppliers. The NAI Disclosure Schedule lists each advertiser of the NAI Contributed Entities that individually accounted for more than one percent (1%) of the total dollar amount of revenues of the NAI Contributed Businesses on a combined basis in 1997, showing the total dollar amount of revenues for each such customer during each such year. None of the NAI Contributed Entities has received written notice from any customer in the NAI Disclosure Schedule of such customer's intent not to remain a customer of the NAI Contributed Entities after the Closing. The NAI Disclosure Schedule also lists each of the ten largest vendors to the NAI Contributed Businesses (by dollar volume) during the most recently completed fiscal year.

  22. Minute Books. Except as set forth in the NAI Disclosure Schedule, NAI has made available to UVSG true and complete copies of the minute books of the NAI Contributed Entities. Except as set forth in the NAI Disclosure Schedule, such minute books contain summaries of all meetings of directors and shareholders or actions by written consent since the later of (i) January 1, 1995 and (ii) the time of the applicable entity's date of incorporation, and such summaries are true and complete in all material respects and reflect all transactions referred to in such minutes accurately in all material respects.

  23. Brokers' and Finders' Fees. Neither NAI nor any of its controlled affiliates has incurred, or will incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

  24. Year 2000 Compliance. NAI has conducted a preliminary assessment of the possible impact of Year 2000 Issues (as hereinafter defined) on the business and operations of Publications. NAI does not believe that the costs of required modifications to existing programs of Publications and conversions to new programs required in order to remediate any Year 2000 Issue are reasonably likely to result in a Publications Material Adverse Effect. For purposes of this section, the term "Year 2000 Issues" means issues arising from the failure or inability of any hardware, software or systems to correctly process, provide and receive data within and between the years 1999 and 2000 and account for all required leap year calculations for the year 2000.

               ANNEX C - REPRESENTATIONS AND WARRANTIES OF UVSG

  The representations and warranties set forth in this Annex C are made subject to Schedule 1. Notwithstanding anything to the contrary contained in this Agreement, references to UVSG in this Annex C shall not be deemed to include the subsidiaries of USVG.

  1. Organization. Each of UVSG and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation and has all requisite corporate power and authority and all necessary licenses and permits to carry on its business as it has been and is now being conducted and to own or lease and to operate the properties used in connection therewith. Each of UVSG and its subsidiaries is duly qualified or licensed and in good standing to do business in each of the jurisdictions where the conduct of its business or the ownership, leasing or operation of its properties requires such qualification or licensing, except where the failure to be so duly qualified or licensed and in good standing, individually or in the aggregate, would not have a material adverse effect on the business, operations, properties or condition (financial or otherwise) of UVSG and its subsidiaries taken as a whole or the ability of UVSG to consummate the transactions contemplated herein (a "UVSG Material Adverse Effect").

  2. Capitalization; Options and Other Rights.

     (a) As of June 4, 1998, the total authorized shares of UVSG consists of 60,000,000 shares of Class A Common Stock, $.01 par value and 30,000,000 shares of Class B Common Stock, $.01 par value (the Class A Common Stock and the Class B Common Stock, together, the "Common Stock"), and 2,000,000 shares of Preferred Stock, par value $.01 per share, of which 24,303,874 shares of Class A Common Stock, 12,373,294 shares of Class B Common Stock and no shares of Preferred Stock were issued and outstanding as of June 4, 1998. All of the issued and outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable. As of such date, there were no other outstanding shares of capital stock or other securities or ownership interests of UVSG other than shares of Class A Common Stock issuable upon the exercise of options issued under UVSG's Equity Incentive Plan and its Stock Option Plan for Non-Employee Directors (collectively, the "UVSG Stock Option Plans") and options issued under such plans. As of December 31, 1997, UVSG had reserved (i) 1,176,444 shares of Class A Common Stock for issuance upon exercise of outstanding options issued pursuant to the UVSG Stock Option Plans and (ii) 2,031,671 shares of Class A Common Stock for issuance upon exercise of stock options available for grant under the UVSG Stock Option Plans. Other than stock appreciation rights related to subsidiaries or divisions of UVSG that UVSG has the option to satisfy in shares of Class A Common Stock, options outstanding at December 31, 1997, the adoption of any employee incentive or stock option plan subsequent to December 31, 1997 that is approved by the stockholders of UVSG, the grant subsequent to December 31, 1997 of options pursuant to such plans or pursuant to the UVSG Stock Option Plans, and other than this Agreement or shares of Class B Common Stock that may be converted to shares of Class A Common Stock, as of the date hereof there are no existing agreements, subscriptions, options, warrants, calls, commitments, trusts (voting or otherwise), or rights of any kind whatsoever to which UVSG is a party or by which it is bound granting to any person any interest in or the right to purchase or otherwise acquire from UVSG, at any time, or upon the happening of any stated event, any capital stock of UVSG, whether or not presently issued or outstanding, nor are there any outstanding securities of UVSG or any other entity which are convertible into or exchangeable for shares of capital stock of UVSG, nor are there any agreements, subscriptions, options, warrants, calls, commitments or rights of any kind whatsoever to which UVSG is party or by which it is bound granting to any Person any interest in or the right to purchase or otherwise acquire from UVSG any securities so convertible or exchangeable.

     (b) Upon consummation of the Transaction, the shares of Common Stock of UVSG to be issued to NAI or its affiliate will have been duly and validly authorized and issued and fully paid and nonassessable.

  3. Authorization; Freedom to Contract.

     (a) UVSG has all requisite corporate power, authority and legal capacity to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by UVSG, as the case may be, in connection with the consummation of the Transaction (together with this Agreement, the "UVSG Transaction Documents"), and to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery by UVSG of this Agreement and the other UVSG Transaction Documents, the consummation of the transactions contemplated hereby and thereby and the performance by it of its obligations hereunder and thereunder have been duly authorized by the Board of Directors of UVSG, and, except for the approval of the stockholders of UVSG, no further corporate action will be necessary on the part of UVSG to authorize the execution and delivery of this Agreement the consummation of the transactions contemplated hereby and thereby and the performance of UVSG's obligations hereunder and thereunder. This Agreement has been, and each of the other UVSG Transaction Documents will be at or prior to the Closing, duly and validly executed and delivered by UVSG. This Agreement constitutes, and each of the UVSG Transaction Documents when so executed and delivered will constitute, legal, valid and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) binding obligations of UVSG, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     (b) Except as set forth on the UVSG Disclosure Schedule, the execution and delivery of this Agreement and the other UVSG Transaction Documents by UVSG do not, and the performance by UVSG of its obligations hereunder and thereunder will not, (i) violate or conflict with any provision of the Certificate of Incorporation or By-Laws of UVSG or any of its subsidiaries or any amendments thereto or restatements thereof, (ii) violate any of the terms, conditions or provisions of any law, rule or regulation applicable to UVSG or any of its subsidiaries, or any order, writ, injunction, judgment or decree of any court, governmental authority, or regulatory agency to which UVSG or any of its subsidiaries is subject or by which any of them or their respective assets are bound, or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, indenture, debenture, security agreement, trust agreement, lien, mortgage, lease, agreement, license, franchise, permit, guaranty, joint venture agreement, or other agreement, instrument or obligation, oral or written, to which UVSG or any of its subsidiaries is a party (whether as an original party or as an assignee or successor) or by which UVSG or any of its subsidiaries or any of their respective properties is bound, except for such breaches or defaults as are not reasonably likely to have a UVSG Material Adverse Effect.

     (c) Except as set forth in the disclosure schedules delivered herewith by UVSG (collectively, the "UVSG Disclosure Schedule") and approval of the NASD, no Permits and no Filings with any Governmental Authority are required in connection with the execution, delivery and performance of this Agreement by UVSG and the consummation of the transactions contemplated hereby by UVSG, except the requirements under the HSR Act, and except where the failure to obtain such Permits or to make such Filings is not reasonably likely to have a UVSG Material Adverse Effect.

     (d) There are no consents, authorizations or other approvals from any Person (including, without limitation, any Person that has entered into any contract, agreement, arrangement or understanding with UVSG or any of its subsidiaries) required to permit the consummation of the transactions contemplated by this Agreement, except where the failure to obtain such consents, authorizations or approvals are not reasonably likely to have a UVSG Material Adverse Effect.

  4. Subsidiaries. Except as set forth in the UVSG Disclosure Schedule or in the UVSG Commission Filings (as hereinafter defined), UVSG does not, directly or indirectly, have any ownership or other interest in, or control of, any Person.

  5. Charter and Organizational Documents. UVSG has previously furnished NAI with true and complete copies of the Certificate of Incorporation and By-Laws of UVSG.

  6. Absence of Default. Except as set forth in the UVSG Disclosure Schedule or in the UVSG Commission Filings, each of UVSG and its subsidiaries has complied with and performed all of its obligations required to be performed under all contracts, agreements and leases to which it is a party (whether as an original party or as an assignee or successor) as of the date hereof, and it is not in default in any respect under any contract, agreement, lease, undertaking, commitment or other obligation, except for such breaches or defaults that are not reasonably likely to have a UVSG Material Adverse Effect. UVSG has no knowledge that any party has failed to comply in any material respect with or perform all of its obligations required to be performed under any contract, agreement or lease to which UVSG or any of its subsidiaries is a party or by which any of them is bound or any of their respective assets is subject (whether as an original party or an assignee or successor) as of the date hereof.

  7. Absence of Certain Developments. Since the date of the latest balance sheet (the "UVSG Latest Balance Sheet") included in the UVSG Commission Filings, the business of UVSG and its subsidiaries has been conducted in the ordinary course of business consistent with past practice, and, except to the extent reflected or otherwise disclosed in the UVSG Disclosure Schedule, there has not been:

     (a) any material adverse change in the business, assets, results of operation or condition (financial or otherwise) of UVSG and its subsidiaries (without regard to changes resulting from macroeconomic or general industry conditions) (a "UVSG Material Adverse Change"), and there has not occurred any event which is reasonably likely to result in a UVSG Material Adverse Change;

     (b) any sale, lease or other transfer or disposition of any material asset of UVSG or its subsidiaries;

     (c) any declaration, setting aside, or payment of any stock dividend or distribution (other than of cash) to TCI or any of its affiliates, or any direct or indirect redemption, retirement, purchase or other acquisition by UVSG of any of its capital stock or other securities or options, warrants or other rights to acquire capital stock;

     (d) any change in accounting methods, practices or policies (including any change in depreciation or amortization policies or rates) by any of UVSG and its subsidiaries or any revaluation by UVSG or any of its subsidiaries of any of their respective assets;

     (e) any material modification or change to any material contract by UVSG or any of its subsidiaries, other than in the ordinary course of business;

     (f) any written waiver or written release of any right or claim of substantial value by UVSG or any of its subsidiaries;

     (g) any payment, discharge or satisfaction of any material claim, liability or obligation by UVSG or any of its subsidiaries, other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in its Latest Balance Sheet or incurred since the date of such balance sheet in the ordinary course of business and consistent with past practice and other than scheduled repayments of indebtedness reflected on the Latest Balance Sheet;

     (h) any issuance or sale of capital stock or other securities or membership or other ownership interests, exchangeable or convertible securities, options, warrants, puts, calls or other rights to acquire capital stock or other securities or other ownership interests of UVSG;

     (i) any delay in the payment of any trade or other payables other than in the ordinary course of business and consistent with past practice; or

     (j) any agreement by UVSG or any of its affiliates to do any of the foregoing.

  8. Liabilities. Except as reflected in the UVSG Commission Filings or the UVSG Disclosure Schedule and except for liabilities or obligations that fall within any of the exceptions contained in any of the other representations or warranties contained in this Annex C (e.g., knowledge, materiality and disclosed liabilities) or that arose in the ordinary course of business after March 31, 1998 (and which have not resulted in a UVSG Material Adverse Change), neither UVSG nor any of its subsidiaries has actual or potential liability or obligation of any kind or nature, whether due or to become due, whether absolute, accrued, fixed or contingent or otherwise.

  9. Litigation.

     (a) Except as set forth in the UVSG Commission Filings or the UVSG Disclosure Schedule: (i) there are no private or governmental Legal Proceedings pending or, to UVSG's knowledge, threatened against UVSG or any of its subsidiaries; and (ii) none of UVSG or any of its subsidiaries or any of their respective assets, properties or business, is subject to any judgment, writ, injunction or decree of any Governmental Authority or arbitration tribunal; except in either case for such Legal Proceedings as are not reasonably likely to have a UVSG Material Adverse Effect.

      (b) Neither UVSG nor any of its subsidiaries is a party to any Legal Proceedings pending or, to its knowledge, threatened which, if adversely determined, would adversely affect or restrict the ability of UVSG to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder.

      (c) There is no judgment, order, injunction or decree of any governmental authority or regulatory agency to which UVSG or any of its affiliates is subject which might adversely affect or restrict the ability of UVSG or any of its affiliates to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder.

  10. Restrictions on Business Activities. Except as set forth in the UVSG Commission Filings or the UVSG Disclosure Schedule, there is no material agreement, nor is there any judgment, injunction, order or decree, binding upon UVSG or any of its affiliates which has or could have the effect of prohibiting or materially impairing any current business practice of UVSG as currently conducted (including following the consummation of the transactions contemplated by this Agreement).

  11. Compliance with Law. Except as set forth in the UVSG Commission Filings or the UVSG Disclosure Schedule, UVSG and its affiliates (i) are in compliance with all federal, state, local or foreign laws (including common law), statutes, codes, ordinances, rules, regulations or other requirements applicable to UVSG or to the conduct of its business or operations or the use of its properties (including any leased properties) and assets and (ii) have all governmental permits and approvals from Governmental Authorities which are required by UVSG to operate its business, except in such cases where the failure to comply or obtain is not reasonably likely to have a UVSG Material Adverse Effect.

  12. Taxes.  Except as otherwise set forth in the UVSG Disclosure Schedule:

      (a) Each of UVSG and its subsidiaries has filed all material Tax Returns that it was required to file. All such Tax Returns are correct and complete in all material respects. All material Taxes owed by UVSG and its subsidiaries (whether or not shown on any Tax Return) have been paid. There are no liens for material Taxes (other than for current Taxes not yet due and payable or for items being contested in good faith and for which there are adequate reserves in accordance with GAAP on the books of the applicable entity) on any of the assets of UVSG and its subsidiaries.

      (b) Each of UVSG and its subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor or other third party.

      (c) No material deficiencies for any Taxes have been proposed, asserted or assessed against UVSG or any of its subsidiaries that are not adequately reserved for in accordance with GAAP in all cases applied in a consistent basis with the UVSG Latest Balance Sheet. The

UVSG Disclosure Schedule indicates the Tax Returns of UVSG or its subsidiaries that currently are the subject of an audit.

     (d) None of UVSG and its subsidiaries has any current non-contingent liability for the Taxes of any Person (other than UVSG and its subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

     (e) If the income of UVSG or any of its subsidiaries was required under federal, state, local, or foreign tax rules, to be included on a consolidated, unitary, combined or other such Tax Return filed by an entity other than any of UVSG or its subsidiaries, each such group has filed all Tax Returns that it was required to file with respect to UVSG or its subsidiaries for each period during which UVSG or any of its subsidiaries was a member of such Group. All such Tax Returns were correct and complete in all material respects in so far as they relate to UVSG and its subsidiaries. All material Taxes owed by such group with respect to UVSG and its subsidiaries (whether or not shown on a Tax Return) have been paid for each taxable period during which UVSG and any of its subsidiaries was a member of its respective group.

     (f) The normal period within which to examine and/or assess Taxes on the income of UVSG or its subsidiaries has not been extended with respect to any such entity by waiver of, or agreement to extend, the applicable statute of limitations or otherwise with the exception of the extensions of the statute of limitations agreed to with the State of New York for UVSG's 1993 and 1994 income Tax Returns through December 31, 1998.

     (g) None of UVSG and its subsidiaries has made or is required to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payment that will not be deductible under Code Section 280G.

     (h) UVSG and its subsidiaries are not a party to any tax sharing or allocation agreement with any third party.

 13. Contracts and Commitments. The UVSG Commission Filings and the UVSG Disclosure Schedule list all contracts to which UVSG or any of its subsidiaries is a party or by which any of them or their respective businesses or assets are bound that are to be performed in whole or in part after the date hereof and that would be required to be filed with the Commission as "material contracts" pursuant to Item 601 of Regulation S-K of the Securities Act if UVSG was a registrant registered under Section 12(g) of the Exchange Act. The UVSG Commission Filings and/or the UVSG Disclosure Schedule also list agreements that limit the right of UVSG or any of its subsidiaries to compete in any line of business. True and complete copies of all agreements listed in the UVSG Commission Filings and the UVSG Disclosure Schedule have been made available to NAI. Each of UVSG and its subsidiaries has fulfilled in all material respects, or taken all actions necessary to enable it to fulfill in all material respects when due, its obligations under each of such agreements to which it is a party. To the knowledge of UVSG, except as set forth in the UVSG Disclosure Schedule, all parties thereto other than UVSG or its subsidiaries have complied in all material respects with the provisions thereof and no party is in breach or violation of, or in default (with or without notice or lapse of time, or both) under such agreements which breach, violation or default is reasonably likely to have a UVSG Material Adverse Effect. None of UVSG and its subsidiaries has received any notice of termination, cancellation or acceleration of any such agreement.

  14. Intangible Property. Except as set forth in the UVSG Commission Filings or the UVSG Disclosure Schedule, and except for the TV Guide On-Screen Intellectual Property, one or more of UVSG and its subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property that is used in the business of UVSG and its subsidiaries as currently conducted, except to the extent that the failure to have such rights has not had and is not reasonably likely to have a UVSG Material Adverse Effect. Except as set forth in the UVSG Commission Filings or the UVSG Disclosure Schedule, (i) neither UVSG nor any of its controlled affiliates has received notice of any claim of infringement of the rights of others with respect to any patents, trademarks, service marks, trade names or copyrights used or owned by UVSG; (ii) neither UVSG nor any of its controlled affiliates has any knowledge that UVSG or any of its controlled affiliates is infringing upon or otherwise violating, or has infringed upon or otherwise violated, the rights of any third party with respect to any patent, trademark, trade name, service mark or copyright; no current or former employee of UVSG or any of its controlled affiliates is or was a party to any confidentiality agreement and/or agreement not to compete which restricts or forbids such employee's performance of any activity that such employee was hired to perform; and (iv) none of UVSG and its controlled affiliates is currently using or has in the past used without appropriate authorization, any confidential information or trade secrets of any third party; except to the extent that any of the foregoing is not reasonably likely to have a UVSG Material Adverse Effect. Since January 1, 1995, neither UVSG nor any of its controlled affiliates has received any notice alleging such conduct.

  15.  Licenses; Compliance with Regulatory Requirements.

       (a) Except as set forth in the UVSG Commission Filings or the UVSG Disclosure Schedule, UVSG and its subsidiaries hold all Licenses which are material to the ownership of the assets that are material to UVSG and its subsidiaries (collectively, the "UVSG Licenses"). Except as set forth in the UVSG Commission Filings or the UVSG Disclosure Schedule, each of UVSG and its subsidiaries is in compliance with, and has conducted its respective business so as to comply with, the terms of the UVSG Licenses and with all applicable laws, rules, regulations, ordinances and codes, domestic or foreign, except where the failure so to comply has not had and, is not reasonably likely to have, either individually or in the aggregate, a UVSG Material Adverse Effect. Without limiting the generality of the foregoing, UVSG and its subsidiaries (i) have all Permits of Governmental Authorities required for the operation of the facilities being operated by UVSG in the conduct of its business, and all such Permits are identified on the UVSG Commission Filings or the UVSG Disclosure Schedule, (ii) have duly and currently filed all reports and other information required to be filed by any Governmental Authority in connection with such Permits, and (iii) are not in violation of any of such Permits, other than the lack of Permits, delays in filing reports or possible violations which, in the aggregate, have not had and are not reasonably likely to have a UVSG Material Adverse Effect.

       (b) Except as set forth in the UVSG Commission Filings or the UVSG Disclosure Schedule, each of UVSG and its subsidiaries has duly complied with, and the operation of its business, equipment and other assets and the facilities owned or leased by it are in compliance with, the provisions of all applicable Environmental and Health Laws, except for non-compliance which is not reasonably likely to have a UVSG Material Adverse Effect. Except as set forth in the UVSG Commission Filings or the UVSG Disclosure Schedule, there are no investigations, administrative proceedings, judicial actions, orders, claims or notices that are pending, anticipated or threatened against UVSG or its subsidiaries relating to any Environmental and Health Laws. Except as set forth in the UVSG Commission Filings or the UVSG Disclosure Schedule, neither UVSG nor any of its subsidiaries has received a notice of or knows any facts which constitute a violation by UVSG of or gives rise to liability of UVSG under any Environmental and Health Laws that in either case would or would be reasonably likely to have a UVSG Material Adverse Effect.

  16. Interested Party Transactions. Except to the extent reflected in the UVSG Commission Filings, the UVSG Disclosure Schedule lists or describes all transactions between UVSG or any of its subsidiaries, on the one hand, and TCI or any of its subsidiaries or any director or executive officer of any of the foregoing, on the other hand, in which the amount involved exceeds $60,000 that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act or the Exchange Act if UVSG was a registrant registered under
Section 12(g) of the Exchange Act. Neither UVSG nor any of its subsidiaries is indebted to TCI, any of its subsidiaries, or any director, officer, employee or agent of any of the foregoing for borrowed money.

  17. Minute Books. Except as set forth in the UVSG Disclosure Schedule, UVSG has made available to NAI true and complete copies of the minute books of UVSG and its subsidiaries. Except as set forth in the UVSG Disclosure Schedule, such minute books contain summaries of all meetings of directors and shareholders or actions by written consent since the later of (i) January 1, 1995 and (ii) the time of the applicable entity's date of incorporation, and such summaries are true and complete in all material respects and reflect all transactions referred to in such minutes accurately in all material respects.

  18. Brokers' and Finders' Fees. Other than with respect to Merrill Lynch & Co. (the fees of which shall be paid by UVSG), neither UVSG nor any of its controlled affiliates has incurred, or will incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

  19.  SEC Filings; Financial Statements.

       (a) UVSG has filed all forms, reports and documents required to be filed by it with the Commission since January 1, 1994, and has heretofore made available to NAI, in the form filed with the Commission (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1995, 1996 and 1997 (the "1997 Form 10-K"), respectively, and the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998 (the "March 31, 1998 Form 10-Q"), (ii) all proxy and information statements relating to meetings of UVSG's stockholders since January 1, 1995, (iii) all other reports and registration statements filed with the Commission since January 1, 1997 (the "1997 Additional Filings"and together with the 1997 Form 10-K, the March 31, 1998 Form 10-Q and all proxy and information statements relating to meetings of UVSG's stockholders since January 1, 1997, the "UVSG Commission Filings"). The UVSG Commission Filings and all other forms, reports and other documents filed by UVSG with the Commission after the date hereof but prior to the Closing Date (x) were prepared, or will be prepared, in accordance with the Securities Act, or the Exchange Act, as the case may be, and (y) did not at the time they were filed, and will not at the time they are filed, with the Commission contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances in which they were made, not misleading.

       (b) Each of the consolidated financial statements (including the notes thereto) contained in the UVSG Commission Filings was prepared in accordance with GAAP and Regulation S-X and fairly presents the consolidated financial position, results of operations and cash flows of UVSG and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein subject in the case of unaudited interim financial statements to normal recurring year-end audit adjustments.

                             ANNEX D - TAX MATTERS


  For purposes of this Annex D - Tax Matters the term "NAI Contributed Entities" shall not include TVSM except with respect to periods TVSM was owned by NAI or its affiliates.

  1. Tax Returns. To the extent requested by UVSG, NAI has made available or will make available (or, in the case of Tax Returns filed after the Closing Date, will make available) to UVSG all portions of Tax Returns, and any amendments thereto, filed by or on behalf of the NAI Contributed Entities (or with respect to their assets or businesses) for all taxable years or applicable periods ending on or prior to the Closing Date, in each case, to the extent such Tax Returns are reasonably relevant in the preparation by or on behalf of the NAI Contributed Entities of Tax Returns subsequent to the Closing Date.

  2. Termination of Prior Tax Settlement Agreements. Except as otherwise provided in this letter agreement, all tax settlement and tax-sharing agreements, arrangements, policies and guidelines, formal or informal, express or implied, that may exist between the NAI Contributed Entities and any affiliate ("Settlement Agreements") and all obligations thereunder shall terminate prior to the Closing, and after the Closing Date, none of the NAI Contributed Entities shall be bound by such Settlement Agreements or have any liability thereunder.

  3. Pre-Closing Taxes.

     (a) Each of the NAI Contributed Entities shall continue to be included for all taxable periods (or portions thereof) ending on or before the Closing Date in the consolidated Federal income Tax Return and any required state or local consolidated or combined income or franchise Tax Returns of any affiliated group of which any of them is a member (each of which is herein referred to as a "Selling Affiliated Group") which Tax Returns include any of the NAI Contributed Entities (all such Tax Returns including taxable periods (or portions thereof) of the NAI Contributed Entities ending on or before the Closing Date are hereinafter referred to, collectively, as "Pre-Closing Consolidated Returns"). NAI shall cause its Selling Affiliated Groups to timely prepare and file (or cause to be prepared and filed) all Pre-Closing Consolidated Returns and shall timely pay all Taxes shown as due and payable on Pre-Closing Consolidated Returns (including any Taxes with respect to any deferred income triggered into income by Treasury Regulations (S) 1.1502-13 and Treasury Regulations (S) 1.1502-14 and any excess loss accounts taken into income under Treasury Regulations (S) 1.1502-19).

     (b) NAI shall timely prepare (or cause to be so prepared) all other Tax Returns of the NAI Contributed Entities which it formerly owned or controlled, that are required by law for all taxable periods ending on or before the Closing Date ("Pre-Closing Non-Consolidated Returns"). All Pre-Closing Non-Consolidated Returns shall be prepared in a manner consistent with prior practice and shall properly include and reflect the income, activities, operations and transactions of the NAI Contributed Entities, as applicable. NAI shall timely file (or cause to be so filed) all Pre-Closing Non-Consolidated Returns which are due on or before the Closing Date and shall pay (or cause the NAI Contributed Entities to pay as each may be liable) all Taxes due thereon. NAI shall also pay (or cause the NAI Contributed Entities to pay as each may be liable) the full amount of any

Tax which is payable by the NAI Contributed Entities without the filing of a Tax Return ("Non-Return Taxes"), payment of which is due on or before the Closing Date. With respect to each Pre-Closing Non-Consolidated Return due after the Closing Date, NAI shall deliver (or cause to be so delivered) each such Pre-Closing Non-Consolidated Return to UVSG at least 15 days prior to the due date of such Tax Return, together with a payment in an amount equal to the amount of Tax shown as due and payable on such Pre-Closing Non-Consolidated Return (after giving effect to any credits for the amount of Tax, if any, paid on or prior to
the Closing Date as shown on such Tax Return).   Subject to the foregoing, UVSG
shall cause the NAI Contributed Entities to file all such Pre-Closing Non-Consolidated Returns that are due after the Closing Date and to pay the amount of Tax shown as due and payable thereon (after giving effect to any credits for the amount of Tax, if any, previously paid as shown on such Tax Return).

  4. Transfer Taxes. All sales, use, transfer, stamp, value added, duty, excise, stock transfer, real property transfer, recording, gains and other similar taxes and fees arising out of or in connection with the transactions contemplated by this Agreement shall be paid 50% by UVSG and 50% by NAI .

  5. Post-Closing Taxes. UVSG shall timely prepare and file (or cause to be so prepared and filed) all Tax Returns required by law for all Taxes, covering solely the NAI Contributed Entities, for taxable periods ending after the Closing Date ("Post-Closing Returns"). UVSG shall timely pay or cause to be paid all Taxes relating to Post-Closing Returns ("Post-Closing Taxes"). NAI shall reimburse UVSG for (i) the amount of Post-Closing Taxes reported as payable on each Post-Closing Return that is attributable to the portion of the period covered by such Tax Return ending on the close of business on the Closing Date (the "Pre-Closing Tax Period"), determined by treating the close of business on the Closing Date as the last date of the taxable period, and (ii) the amount of any Non-Return Tax payable after the Closing Date that is attributable to the portion of the period covered by such payment which ends on or before the close of business on the Closing Date (pro rata based upon the number of days covered by such payment or if relevant as determined under clause
(i)), in each case after giving effect to any credits for the amount of such Post-Closing Tax or such Non-Return Tax, if any, paid on or prior to the Closing Date by NAI, the NAI Contributed Entities or any of their predecessors or affiliates. Such reimbursements shall be made on or before the later of the date on which such return is filed or 15 days after receipt of a copy of such return or evidence of such payment and UVSG shall provide NAI with copies of workpapers which will permit NAI to review and substantiate the accuracy of such return or such payment.

  6. Tax Cooperation. After the Closing Date, NAI shall submit (or cause to be submitted) to UVSG blank Tax Return workpaper packages. UVSG shall cause the NAI Contributed Entities to prepare completely and accurately all information that NAI shall reasonably request in such workpaper packages and shall submit to NAI such packages within the later of 90 calendar days after UVSG's receipt thereof or 90 calendar days after the close of the taxable period to which a workpaper package relates. The parties shall cooperate with each other in connection with any Tax investigation, audit or other proceeding. UVSG shall preserve all information, returns, books, records and documents relating to any liabilities for Taxes with respect to a taxable period until the later of the expiration of all applicable statutes of limitation and extensions thereof, or a final determination with respect to Taxes for such period.

  7.   Notification of Proceedings, Control; Refunds.

       (a) In the event that UVSG or any of the NAI Contributed Entities receive notice, whether orally or in writing, of any pending or threatened United States Federal, state, local, municipal or foreign tax examinations, claims, settlements, proposed adjustments, assessments or reassessments or related matters with respect to Taxes that could affect NAI or its Subsidiaries (or the NAI Contributed Entities with respect to taxable periods or portions thereof ending on or before the Closing Date), or if NAI or any of its Subsidiaries receive notice of any such tax matter that could affect UVSG (or any of the NAI Contributed Entities), the party receiving notice shall notify in writing the potentially affected party within 10 calendar days thereof. The failure of any party to give the notice required by this Section 7.7(a) shall not impair that party's rights under this Agreement except to the extent that the other party demonstrates that it has been damaged thereby.

       (b) Each of NAI and UVSG shall have the right to control any audit or examination by any taxing authority, initiate any claim for refund, file any amended return, contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment relating or with respect to any Taxes, the ultimate liability for which is the responsibility of that party or its affiliates under this Agreement, and each of NAI and UVSG shall be entitled to, and to the extent received by the other shall be promptly paid by the other, all refunds with respect to any such Taxes. NAI and UVSG shall jointly control, defend and resolve any tax matter as to which they are both liable (in whole or in part).

  8.   Indemnification.

       (a) After the Closing Date, NAI shall indemnify and hold harmless UVSG, the NAI Contributed Entities and each of their respective successors and assigns from and against any Tax liability of the NAI Contributed Entities with respect to the period ending on or before the Closing Date on any Pre-Closing Non-Consolidated Return or on a Post-Closing Return (determined by treating the Closing Date as the last date of the taxable period) and with respect to any Non-Return Taxes attributable to the portion of the period covered by any payment of such Taxes which ends on or before the Closing Date, in each case, to the extent such amount exceeds (i) any amount previously paid to UVSG with respect to such Tax pursuant to Section 1.3 or 1.5, as applicable, and (ii) the $3,500,000 of reserves for such taxes on the Latest Balance Sheet. NAI shall pay such amounts as it is obligated to pay to UVSG within 10 calendar days after payment of any applicable Tax liability by UVSG and to the extent not paid by NAI within such 10-day period, the amount due shall thereafter include interest thereon at a rate per annum equal to the prime rate as publicly announced from time to time by The Bank of New York (the "Overpayment Rate"), adjusted as and when changes to such Overpayment Rate shall occur, compounded semi-annually. NAI shall indemnify and hold harmless UVSG, the NAI Contributed Entities and each of their respective affiliates, successors and assigns, from and against (i) any Tax liability for periods prior to and including the Closing Date resulting from the NAI Contributed Entities being severally liable for any Taxes of any consolidated group of which the NAI Contributed Entities are or were a member pursuant to Treasury Regulations (S) 1.1502-6 or any analogous state or local tax provision (including, without limitation, any Tax liability with respect to any Pre-Closing Consolidated Return), and (ii) any Tax liability resulting from the NAI Contributed Entities ceasing to be a member of any Selling Affiliated Group filing consolidated or combined Tax Returns.

     (b) After the Closing Date, UVSG and each of the NAI Contributed Entities, jointly and severally shall indemnify and hold harmless NAI and its affiliates, successors and assigns from and against any Tax liability with respect to the taxable period or portion thereof beginning after the Closing Date. UVSG shall hold NAI harmless and be liable and pay for any and all Taxes not incurred in the ordinary course of business attributable to the acts or omissions of UVSG, its affiliates or the NAI Contributed Entities occurring after the Closing but on the Closing Date other than acts specifically contemplated by this document. UVSG shall cause the appropriate NAI Contributed Entity or Subsidiary of an NAI Contributed Entity to pay such amounts within 10 calendar days after payment of any such Tax liability by NAI and, to the extent not paid by such NAI Contributed Entity or Subsidiary within such 10-day period, the amount due shall thereafter include interest thereon at the Overpayment Rate, compounded semi-annually.

     (c) To the extent permitted by law, the parties agree to treat indemnity payments under this letter agreement as adjustments to the consideration paid for the NAI Contributed Entities.

  9. UVSG shall take any reasonable actions and cause Publications to take any reasonable actions requested by NAI to permit NAI to elect to reattribute losses of Publications pursuant to Treasury Regulations (S) 1.1502-20(g).

1. Calculated as current assets minus current liabilities (exclusive of liabilities to be retained or assumed hereunder by NAI or an affiliate thereof other than the NAI Contributed Entities) determined on a basis consistent with the March 29, 1998 balance sheet.

2. Assumes acquisition by Liberty of 6,375,000 shares of Class B Common Stock of UVSG in the Netlink Transaction. In the event such transaction is not consummated, the number of shares of Class B Common Stock to be issued to NAI will be reduced on a share for share basis (with a corresponding increase in the number of shares of Class A Common Stock).